Exhibit 10.20

HARBOR GATEWAY BUSINESS CENTER

HI-TECH/RESEARCH AND DEVELOPMENT

BUILDING LEASE

Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord the following described premises (the “Premises”) located in the following described building (the “Building”), upon the following terms and conditions. The following Basic Lease Provisions are an integral part of this Lease and each reference in this Lease to any Basic Lease Provision incorporates all of the terms provided under such Basic Lease Provision. In the event of any conflict between any Basic Lease Provision and the balance of this Lease, the latter shall control. References to specific Articles are for convenience only and designate some of the Articles where references to the particular Basic Lease Provisions appear.

BASIC LEASE PROVISIONS

Date of Lease: July 13, 2020

1.	Landlord: C.J. SEGERSTROM & SONS, a California general partnership
2.	Tenant: SPECTRUM GROUP INTERNATIONAL, INC., a Delaware corporation
3.	Tenant’s Tradename: Spectrum Group International/Stack’s Bowers Galleries
4.	Building Address: 1550 Scenic Avenue, Suite 150 Costa Mesa, California 92626
5.	Target Commencement Date: October 1, 2020 Expiration Date: April 30, 2027	(2.1)
6.	Basic Annual Rent (triple net): (a) Initial Annual Rent: $391,156.92 per square foot of Rentable Area ($16.44); triple net Initial Monthly Rent: $32,596.41 per square foot of Rentable Area ($1.37); triple net	(3.1)
	(b) The Basic Annual Rent shall be increased as set forth in Sections 3.4 and 48.2	(3.4)
7.	Operating Expenses:	(4)

Lease Spectrum Group International_v1 i

(a) Tenant’s Proportionate Share of Center Operating Expenses: 3.169% (Tenant’s Rentable Area ÷ Center Rentable Area)

(b) Initial estimated Center Operating Expenses = $0.43 per square foot per month for the full lease year 2020. Actual Center Operating Expenses for 2020 shall be determined and used as the basis for adjustments for future years as described in Section 4 of Exhibit B.

8.	Square Feet of Rentable Area: (a) Center: 750,755 (b) Premises: 23,793	(47.5)
9.	Tenant’s Allocated Parking Spaces: 96 spaces (Approximately four per 1,000 square feet)	(44)
10.	Deposits: Security: $49,489.44; 1st month’s rent: $32,596.41	(3.1 & 5)
11.

Use of Premises: General administrative and corporate office functions compatible with a high quality business park as well as the hosting of periodic auctions, viewings or related events with limited customer participation. Tenant shall comply with all applicable laws and regulations for its use and shall not use, generate, store or dispose of any hazardous waste materials within or from the Premises. The Premises shall be used for the foregoing purposes only and for no other use or purpose. So long as Tenant is not in default under this Lease beyond any applicable cure period, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises.

		(10)
12.	Alterations: Tenant shall not make any alterations of or to the Premises without the prior written consent of Landlord.	(9)
13.	Brokers: Stream Realty Partners for Tenant	(38)
14.

Addresses for payments and notices:

Notices to Landlord: To Tenant:

C.J. Segerstrom & Sons Spectrum Group International, Inc.
3315 Fairview Road 1550 Scenic Avenue, Suite 150
Costa Mesa, California 92626 Costa Mesa, California 92626
Attn: Chief Financial Officer Attn: Andrew Glassman, CFO

		(3.5 & 35)
	Payments to Landlord: C.J. Segerstrom & Sons

Lease Spectrum Group International_v1 ii

	File Number 54859 Los Angeles, California 90074-4859
15.	Landlord’s Listing/Sales Agent and Associated Licensee(s): South Coast Plaza, a corporation, and Jeffrey M. Reese	(47.14)
16.	Brackets are used throughout the Lease form to indicate words, phrases and other passages in the Lease form which are amended, supplemented or deleted in Addendum Article 48.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease, consisting of the foregoing provisions and Articles 1 through 48 which follow, together with Exhibits A through F incorporated herein by this reference, as of the date first above written.

SPECTRUM GROUP INTERNATIONAL, INC., a Delaware corporation By /s/ Title: By /s/ Title: Dated: July 14, 2020 “Tenant”

C.J. SEGERSTROM & SONS, a California general partnership

By Henry T. Segerstrom Management LLC, a California limited liability company, Manager

By  /s/
 Manager

By HTS Management Co., Inc., a California corporation, Manager

By /s/

Title: Sr. Vice President

Dated: July 16, 2020

“Landlord”

Lease Spectrum Group International_v1 iii

HARBOR GATEWAY BUSINESS CENTER

HI-TECH/RESEARCH AND DEVELOPMENT LEASE

Tenant: SPECTRUM GROUP INTERNATIONAL, INC.

Premises: 1550 Scenic Avenue, Suite 150
 Costa Mesa, California 92626

Lease Spectrum Group International_v1 Revised (7/7/20)

HARBOR GATEWAY BUSINESS CENTER
HI-TECH BUILDING LEASE

Article 1. PREMISES

1.1. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain building (the “Building”) or the portion thereof identified in the applicable Basic Lease Provision and depicted on the plan attached hereto as Exhibit A. The Building, or the portion thereof leased to Tenant, shall sometimes be referred to herein as the “Premises.” The Premises are located in the Harbor Gateway Business Center depicted on Exhibit A attached hereto (the “Center”).

1.2. Tenant is obtaining a right of exclusive use only of the Premises. Landlord reserves to itself, its successors and assigns, together with the right to grant and transfer all or a portion of the same, the non-exclusive right of use of all portions of the Center other than that occupied by the Premises for all purposes not inconsistent with Tenant’s use of the Premises.

Article 2. TERM

See Sections 48.1 and 48.2

2.1. The term shall commence on the Target Commencement Date specified in the applicable Basic Lease Provision or on such earlier or later date as possession of the Premises or the keys thereto is delivered to Tenant by Landlord upon substantial completion of Landlord’s Work (the “Commencement Date”), and shall end on the Expiration Date specified in the applicable Basic Lease Provision. Possession of the Premises shall be deemed delivered to Tenant for the purposes of this Article 2 ~~immediately upon~~ on the next business day after written notice to Tenant from Landlord that the improvements required to be installed or constructed by Landlord in the Premises pursuant to Exhibit D hereto~~, if any,~~ are substantially completed. The determination of Landlord’s engineer or architect by issuance of a letter certifying that such improvements are substantially complete, as the term is used in the construction industry, with respect to Landlord’s Work and an inspection card with all signatures complete (or other affirmation that Landlord’s Work is complete in accordance with the permits with respect thereto) is provided by the City of Costa Mesa (the “City”) shall be conclusive for purposes of establishing the Commencement Date. If Tenant shall occupy the Premises prior to the Commencement Date (excluding any early entry pursuant to Section 48.1), such occupancy shall be subject to all of the provisions of this Lease, including all provisions relating to rent and other sums payable hereunder. Such early possession shall not, however, affect the Expiration Date.

2.2. If Landlord does not deliver possession of the Premises to Tenant on the Target Commencement Date, Landlord shall not be subject to any liability for such failure, but the Commencement Date shall be extended until actual delivery to Tenant, and the Expiration Date shall be extended by a number of days equal to the number of days between the Target Commencement Date and the actual Commencement Date. However, if Landlord’s failure to

Lease Spectrum Group International_v1 1

deliver possession on the Target Commencement Date is solely and directly attributable~~, in whole or in part,~~ to any action or inaction by Tenant, the Commencement Date shall not be advanced based upon such late delivery and Landlord shall be entitled to full performance by Tenant (including the payment of rent) from the Commencement Date as determined pursuant to Exhibit D. In such event, the Expiration Date shall not be affected.

2.3. Within fifteen (15) days following the Commencement Date, Landlord and Tenant shall execute a letter agreement memorializing the Commencement Date and the Expiration Date of the term.

Article 3. RENT

See Sections 48.3 and 48.4

3.1. Tenant shall pay, for each lease year, a basic annual rent in the amount shown in the applicable Basic Lease Provision, in equal monthly installments payable, without prior notice or demand, on the first day of each month in advance. If the Commencement Date occurs on other than the first day of a month, the basic rent for the fraction of the month starting with the Commencement Date shall be prorated based upon the actual number of days in such month and paid on said Commencement Date. If the term hereof ends on a day other than the last day of a month, the basic rent for the month during which said expiration occurs shall be prorated on the basis of the actual number of days in said month. Tenant has deposited with Landlord the sum set forth in the applicable Basic Lease Provision as the first month’s basic rent due hereunder, which sum shall be applied by Landlord, without interest, to the first installment(s) of basic rent due hereunder until applied in full.

3.2. As used herein, a “lease year” is a period of twelve (12) consecutive full calendar months commencing on January 1 and ending on December 31, except that if the Commencement Date occurs on a date other than January 1 there shall be a partial lease year for the period from the Commencement Date to the next following December 31, both dates inclusive, and the last lease year, if this Lease expires or is terminated on a date other than December 31, shall be a partial lease year for the period beginning on January 1 following the last preceding full lease year and ending on the expiration or termination date.

3.3. In addition to the basic rent, Tenant agrees to pay Tenant’s Proportionate Share of Total Operating Expenses as and when provided in Article 4. The basic annual rent and such expenses, together with any amounts payable by Tenant to Landlord relating to the Premises, are hereinafter sometimes referred to collectively as the “rent.”

3.4. The basic annual rent shall be adjusted upward at the times and in the manner specified in Section 48.4 Adjustments to Operating Expenses will be in accordance with Article 4 and Exhibit B.

3.5. All rent and other amounts payable to Landlord pursuant to this Lease shall be paid to Landlord at the second address set forth in the applicable Basic Lease Provision. Landlord reserves the right, at any time, to change its address for payments by written notice to Tenant given in the manner provided in Article 35. Tenant may also elect to make payments to Landlord pursuant to this lease by ACH wire transfer. If Tenant elects to pay in this manner,

Tenant should contact Landlord’s accounting department at (714) 546-0110 for wire transfer instructions.

Article 4. CENTER OPERATING EXPENSES

With respect to each full or partial lease year, commencing with the lease year in which the Commencement Date occurs, Tenant shall pay an amount equal to Tenant’s Proportionate Share of Landlord’s estimate of Center Operating Expenses for such lease year. At the end of each lease year, including the initial lease year, an adjustment shall be made by Landlord, and Tenant shall pay such amount or receive a credit of such amount as is necessary to adjust Tenant’s payments to the actual Proportionate Share of Center Operating Expenses for such lease year. Such payments and adjustments will be made as provided in Exhibit B. “Center Operating Expenses” and “Tenant’s Proportionate Share” are each defined in Exhibit B.

Article 5. SECURITY DEPOSIT

Tenant has deposited with Landlord the sum set forth in the applicable Basic Lease Provision as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults, after any applicable notice and cure period, with respect to any provision of this Lease, Landlord may, but shall not be required to, use, apply or retain all or any part of this security deposit for the payment of any rent or other sum in default, or for the payment of any other amount which Landlord spends by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default in accordance with the terms hereof, including but not limited to costs and reasonable attorneys’ fees incurred to recover possession of the Premises upon a default by Tenant. If any portion of said deposit is so used or applied, Tenant shall within five (5) business days after written demand therefor deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount. Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. Tenant acknowledges that Landlord may invest and reinvest such security deposit for Landlord’s own account. No notice to Tenant shall be required to enable Landlord to draw upon such security deposit, but Landlord shall promptly notify Tenant of the amount(s) drawn, the reason therefor and the calculation of the amount drawn. Such security deposit may also be assigned as security in connection with any mortgage of the Center. No application of Tenant’s security deposit shall (a) cure or constitute a waiver of a default by Tenant, (b) fix or determine the amounts which Landlord is entitled to recover under this Lease or otherwise or (c) limit or waive Landlord’s right to pursue any remedies provided for in this Lease. If Tenant shall faithfully perform every provision of this Lease, the security deposit shall be applied against any amounts owed by Tenant to Landlord at the expiration or termination of this Lease and any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within sixty (60) days after Tenant delivers possession of the Premises to Landlord.

Article 6. UTILITY AND OTHER SERVICES

6.1. Tenant shall pay all charges for utility services furnished to the Premises during the term, together with all taxes thereon as set forth on the purveyors’ bills and shall indemnify Landlord and the Center from and against any such charges or liens arising therefrom. All such utility services, shall be separately metered to Tenant.

6.2. Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the proper functioning and protection of the air conditioning, electrical, heating and plumbing systems, provided Tenant shall have sole control over the hours of usage of heating and air conditioning. Tenant shall not overload any of the mechanical, electrical, plumbing, sewer or other utility equipment. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service or communication service being furnished to the Premises and no such failure or interruption shall entitle Tenant to terminate this Lease or to an abatement of any rent due hereunder. Provided, however, if any such failure or interruption (a) is caused by the gross negligence or intentional misconduct of Landlord (or its agents, employees and contractors) and (b) continues for a period in excess of forty-eight (48) hours, basic annual rent shall be abated for the period of the failure or interruption. For the purposes of this Section, (a) “utility service” shall mean electrical service, water service, sewer service, telephone service and gas service (if available to the Premises) and (b) “communication service” shall mean internet service, Wi-Fi service, cell phone coverage, cable television service, data transmission services, alarm services and any other technological or telecommunication services now or hereafter available. The provisions of this Section shall apply whether a utility service or a communication service is supplied by Landlord or a third party purveyor. This Section covers, without limitation, interruptions in communications services initiated in connection with servicing, extending or rerouting lines, conduits and cables.

Article 7. TAXES ON TENANT’S PROPERTY

7.1. Tenant shall pay, not later than ten (10) days before delinquency, all taxes, levies, assessments, fees and other governmental charges of every kind or nature (hereinafter, collectively called “taxes”) levied against personal property or trade fixtures placed by Tenant in the Premises. If any such taxes are levied against Landlord or Landlord’s property, Landlord, after ten (10) days prior written notice to Tenant describing such taxes and the amount thereof, may pay the same regardless of the validity of such levy, but only under proper protest if requested by Tenant. If the assessed value of the Building is increased by inclusion of a value placed upon such personal property or trade fixtures of Tenant, Landlord, after ten (10) days prior written notice to Tenant describing such taxes and the amount thereof, may pay the taxes based upon such increased assessment regardless of the validity thereof, but only under proper protest if requested by Tenant. In either such event, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that, in any such event Tenant shall have the right, in the name of Landlord and with Landlord’s full cooperation, but at no cost to Landlord, to bring suit to recover the amount of any such taxes so paid under protest.

7.2. If the tenant improvements in the Premises, whether or not affixed to the real property so as to become a part thereof, are assessed for real property ~~tax~~ purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s Building standard materials are assessed, then the real property taxes and assessments levied against Landlord or Landlord’s property by reason of and to the extent of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by Section 7.1. If the County Assessor’s records are available and sufficient to determine whether said Tenant improvements are assessed at a higher valuation than Landlord’s Building standard materials, such records shall be binding on Landlord and Tenant; otherwise the actual cost of construction shall be the basis for such determination. Whether and the extent to which any of the improvements in the Premises constitute non‑Building standard or otherwise exceed Building standard shall be reasonably determined by Landlord’s architect or engineer with a copy of such determination provided to Tenant, which determination shall be conclusive, absent manifest error demonstrated by Tenant.

Article 8. MAINTENANCE AND REPAIR

See Sections 48.5 and 48.6

8.1. Except as provided in Sections 8.2 and 8.3 and Articles 17 and 18, Tenant at its expense shall keep in first-class order, condition, and repair (including replacement of parts and equipment, if necessary) the Premises and every part thereof and all equipment (excluding all heating, ventilating and air conditioning equipment in accordance with Sections 8.3 and 48.6), trade fixtures, furnishings and other personal property in the Premises or serving the Premises, and shall furnish and repair all expendables (soap, towels, etc.). Tenant shall promptly at Tenant’s cost make all repairs necessary to maintain the Premises in first-class condition, subject to normal wear and tear. Tenant shall provide whatever treatment may be reasonably necessary, as often as may be reasonably required, to keep the Premises neat and attractive.

On the last day of the term hereof, or on any sooner termination of this Lease, Tenant shall, subject to the provisions of Articles 17 and 18, surrender the Premises to Landlord in first-class condition, normal wear and tear excepted.

8.2. Landlord shall repair and maintain the exterior walls of the Building and the roof and foundations of the Building. Landlord shall also maintain and repair all equipment installed by Landlord on the exterior of the Building. Landlord shall not be liable for failure to make any repairs or maintenance unless such failure persists for an unreasonable time after written notice of the need therefor is given to Landlord by Tenant or any other tenant of the Building. Except as provided in Articles 17 and 18, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations, or improvements in or to any portion of the Premises, or to the Common Facilities or the improvements thereon. Provided, however, that Landlord shall use commercially reasonable good faith efforts not to unreasonably interfere with the conduct of Tenant’s business during normal working hours. Landlord’s costs incurred in repair and maintenance of the Building and the equipment described in this Section shall be included in Total Operating Costs as defined in Exhibit B. Except as provided in this Section and Articles 17 and 18, Landlord shall not be obligated to repair or maintain the Premises or to bear any part of the expense of the Premises.

Tenant expressly waives and releases its right to make repairs at Landlord’s expense under Sections 1932(1) and 1942 of the California Civil Code or any other statute or rule of law now or hereafter in effect.

Landlord has not caused the Common Facilities, as defined in Exhibit B, of the Center to be completely inspected by a Certified Access Specialist (“CASp”). While Landlord believes that the common areas of the Center met applicable construction-related accessibility standards pursuant to California Civil Code Section 55.53 at the time of construction, there is no assurance that such common areas meet current accessibility standards.

8.3. [Replaced by Section 48.6]

8.4. Tenant shall be responsible to ensure that all truck loading areas and loading doors which constitute a part of the Premises, if any, are not unreasonably damaged and do not accumulate litter or debris as a result of deliveries to and pickups from Tenant. Any unreasonable costs borne by Landlord (i.e., any costs of work performed by Landlord over and above Landlord’s standard work with respect to the Common Facilities) to keep such areas clean and in working order, after ten (10) days prior written notice to perform such work, shall be billed by Landlord to Tenant, accompanied by a description of the work done and the actual out-of-pocket costs thereof, and Tenant shall pay the same within ten (10) days after receipt of an invoice from Landlord as additional rent hereunder.

Landlord has not caused the Premises to be inspected by a CASp. A CASp can inspect the Premises and determine whether the Premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Premises, Tenant may obtain a CASp inspection of the Premises from time to time and at any time and in any manner as desired by Tenant. The fee for the CASp inspection and all costs of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises shall be borne by Tenant. Compliance of the Premises with applicable construction-related accessibility standards pursuant to California Civil Code Section 55.53 is the responsibility of Tenant.

Article 9. ALTERATIONS AND FIXTURES

9.1. Tenant shall not make any alterations, additions or improvements (excluding ordinary maintenance and repairs described in Section 48.1 and the installations provided for in Section 8.1) (“alterations”) of or to the Premises without the prior written consent of Landlord. Without limiting the generality of the foregoing, Tenant shall not make any alterations to the exterior of the Premises, to any structural component of the Premises or to the electrical, mechanical, plumbing or heating, ventilating and air conditioning systems servicing the Premises without the prior written consent of Landlord. All alterations to the roof top elements of the Premises must comply with Landlord’s standard plans and specifications for such elements on the Building, which plans are available from Landlord on request. Tenant expressly agrees that Landlord may disapprove any alterations of roof top elements that do not comply with Landlord’s standard plans. Landlord may impose such additional condition(s) to its consent to any alteration as Landlord deems reasonable, including, but not limited to, a requirement that all work with a cost of $200,000 or more be covered by a lien and completion bond in an amount equal to one and one-half times the estimated cost of the work. Any request for consent shall be made in writing and shall, if applicable, contain architectural plans describing such work in reasonable detail satisfactory to Landlord. Failure of Landlord to respond to such request within thirty (30) days after receipt of a complete set of such architectural plans shall be deemed approval of such request. Tenant, at Tenant’s cost, shall prepare or cause to be prepared and shall deliver to Landlord within thirty (30) days after completion of such work a detailed set of “as‑built” plans and specifications reflecting the alterations to the Premises constructed by Tenant.

All alterations of or to the Premises shall be scheduled through the office of the Center and shall otherwise be completed in accordance with the applicable provisions of Exhibit D attached hereto. All alterations of or to the Premises shall become the property of Landlord and shall be surrendered with the Premises at the end of the term. Landlord may, however, by written notice to Tenant given at least thirty (30) days prior to the end of the term, require Tenant to remove all alterations installed or constructed by Tenant pursuant to this Section 9.1 and to repair any damage to the Premises resulting from such removal, all at Tenant’s sole cost and expense.

All alterations to the Premises shall be at least equal to the original work in quality. The adequacy of such work shall be reasonably determined by Landlord as measured by the same standards used for original construction. Tenant shall be responsible for determining that the Premises comply with the provisions of this Lease, all matters of record affecting the Premises, all applicable governmental requirements, and all exterior architectural design, location and color criteria as approved by Landlord. All work shall be performed only by a licensed, bonded contractor approved in advance by Landlord, and shall be made only at such time or times as shall be approved by Landlord. Tenant shall indemnify and save harmless Landlord against all actions, claims, and damages to the extent caused by Tenant’s failure to comply with any of the foregoing provisions.

The approval by Landlord of any specifications, working drawings or other plans for alterations to be made by Tenant of or to the Premises, whether upon commencement of possession by Tenant of the Premises or at any other time during the term of this Lease, shall not be deemed to be a representation or warranty by Landlord as to the adequacy or sufficiency of such specifications, working drawings or other plans or of the improvements or construction contemplated thereby for any use or purpose. By its approval thereof, Landlord assumes no liability or responsibility therefor, or for any defect in any improvements or construction made pursuant thereto.

Before commencement of any work of improvement in the Premises, Tenant shall give Landlord ten (10) days written notice thereof, specifying precisely the expected date of commencement. Landlord may maintain in the Premises such notices of non-responsibility or other notices as may be necessary to protect Landlord against liability for liens and claims.

9.2. All articles of personal property and all business and trade fixtures, including all security cameras, machinery and equipment, furniture and movable partitions installed by Tenant at its expense shall be the property of Tenant and may be removed by Tenant at any time during the last thirty (30) days of the term if Tenant is not in default hereunder, provided that Tenant repairs any damage to the Premises caused by such removal. On the expiration of the term, or on any earlier termination of this Lease, Tenant shall remove all such personal property, etc., in accordance with the provisions of Article 22. In no event (including a default under this Lease) shall Landlord have any lien or other security interest in any of

Tenant’s property located in the Premises or elsewhere, and Landlord hereby expressly waives and releases any lien or other security interest however created or arising. The immediately preceding sentence shall not apply to a judgment lien obtained by Landlord after a default by Tenant pursuant to this Lease.

Article 10. USE OF PREMISES; HAZARDOUS MATERIALS; STATUTORY COMPLIANCE

10.1. Tenant shall use the Premises only for the purpose specified in the applicable Basic Lease Provision and for no other purpose without the prior written consent of Landlord. Tenant shall not use the Premises in violation of any applicable law, ordinance or governmental regulation or of the certificate of occupancy issued for the Premises, and shall, upon five (5) days’ written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of any applicable law, ordinance or governmental regulation or of said certificate of occupancy. Tenant shall promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all governmental authorities having jurisdiction over the Premises, or any applicable insurance underwriters.

10.2. Tenant shall not do or knowingly permit anything to be done in or about the Premises which will materially and adversely interfere with the rights of other occupants of the Center, or injure them, or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance or commit any waste in, on or about the Premises. Tenant shall not (a) place a load upon any floor of the Premises which exceeds the floor load per square foot which such floor was designed to carry (it is understood and agreed that Tenant may, at Tenant’s cost, install several 6,000 lb. safes in the Premises and shall remove them at the expiration or any earlier termination of the term), (b) attach or hang any object or item from the ceiling or roof of the Premises or any structural component of the Premises without Landlord’s prior written consent thereto, (c) use an electric cart or any other vehicle, excluding automobiles, in the Center except as previously approved by Landlord in writing, or (d) violate any mandatory restrictions imposed by any governmental authority with respect to conservation of energy, water, gas or electricity or reduction of automobile or other emissions or any rules of Landlord adopted in compliance therewith. Tenant shall not do or knowingly permit to be done anything which will injure the Premises or invalidate or increase the cost of any insurance policy(ies) covering the Premises, the Center and/or property located therein. Tenant shall maintain no outside storage. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for any such policy maintained by Landlord by reason of Tenant’s failure, within ten (10) days after written notice from Landlord, to comply with the provisions of this Article.

10.3. Without limiting the generality of Section 10.01, Tenant covenants and agrees that Tenant, its employees, agents and other third parties entering upon the Center at the request or invitation of Tenant (“Tenant Parties”) shall not bring into, maintain upon or release or discharge in or about the Center any hazardous or toxic substances or hazardous waste (collectively, “hazardous materials”). The foregoing covenant shall not extend to substances typically found or used in general office and administrative environments so long as (a) such substances are maintained only in such quantities as are reasonably necessary for Tenant’s operations in the Premises, (b) such substances and any equipment which generates such substances are used and stored strictly in accordance with all applicable laws and regulations, the highest standards prevailing in the industry for such substances and the manufacturers’ instructions therefor, (c) such substances are not disposed of in or about the Center in a manner which would constitute a release or discharge thereof and (d) all such substances and any equipment which generates such substances are removed from the Center by Tenant upon the expiration or earlier termination of this Lease. For the purposes of clause (c), no hazardous materials shall be disposed of in storm sewers or sanitary sewers on, under or adjacent to the Center. Tenant shall, within thirty (30) days after the Commencement Date, and shall thereafter annually within thirty (30) days after each anniversary of the Commencement Date and after any specific request therefor by Landlord, provide to Landlord a written list identifying any hazardous materials then maintained by Tenant in the Premises, the use of each such hazardous material and the approximate quantity of each such hazardous material so maintained by Tenant, together with written certification by Tenant stating, in substance, that neither Tenant nor any person for whom Tenant is responsible has released or discharged any hazardous materials in or about the Center.

Landlord hereby represents to Tenant, that as of the Commencement Date, Landlord is not aware of and has not received written notice that the Premises is not in compliance with all applicable laws and to Landlord’s actual knowledge the Premises and Building are free from hazardous materials and there are no environmental conditions affecting the Premises and Building in violation of applicable laws, and that there is no mold, asbestos or asbestos-containing material in the Premises. For the purposes of the foregoing, Landlord warrants (i) actual knowledge of Landlord shall mean to the actual knowledge of Scott Moeller and Jeffrey M. Reese and (b) such warranty shall not include possible asbestos-bearing material in the roof mastic of the Building.

In the event that Tenant proposes to conduct any use or to operate any equipment which will or may utilize or generate a hazardous material other than as specified in the first paragraph of this Section, Tenant shall first in writing submit such use or equipment to Landlord for approval. No approval by Landlord shall relieve Tenant of any obligation of Tenant pursuant to this Section, including the removal, clean-up and indemnification obligations imposed upon Tenant by this Section. Tenant shall, within five (5) days after receipt thereof, furnish to Landlord copies of all notices and other communications received by Tenant with respect to any actual or alleged release or discharge of any hazardous material in or about the Premises or the Center and shall, whether or not Tenant receives any such notice or communication, notify Landlord in writing of any known discharge or release of hazardous material by Tenant or anyone for whom Tenant is responsible in or about the Premises or the Center.

In the event that Tenant is required to maintain any hazardous materials license or permit in connection with any use conducted by Tenant or any equipment operated by Tenant in the Premises, copies of each such license or permit, each renewal thereof and any communication relating to suspension, renewal or revocation thereof shall be furnished to Landlord within five (5) days after receipt thereof by Tenant. Compliance by Tenant with the two immediately preceding sentences shall not relieve Tenant of any obligation of Tenant pursuant to this Section.

Upon any violation of the foregoing covenants, Tenant shall be obligated, at Tenant’s sole cost, to clean-up and remove from the Center all hazardous materials introduced into the Center by Tenant or any third party for whom Tenant is legally responsible. Such clean-up and removal shall include all testing and investigation required by any lender, owner or governmental authorities having jurisdiction, and preparation and implementation of any remedial action plan required by any governmental authorities having jurisdiction. All such clean-up and removal activities of Tenant shall, in each instance, be conducted to the satisfaction of Landlord and all governmental authorities having jurisdiction. Landlord’s right of entry pursuant to and subject to Article 13 shall include the right to enter, inspect and test the Premises for violations of Tenant’s covenants herein. If any governmental authority or lender shall require testing, audit or investigation (collectively “Investigation”) for hazardous materials in the Premises, or Landlord conducts an Investigation pursuant to the bracketed portion of the fourth succeeding paragraph, Tenant shall be required to pay for the reasonable cost of the Investigation only if it is determined that (A) there is hazardous materials present in the Premises in violation of the provisions of this Section and (B) such presence is the result of the action or omission of Tenant or any Tenant Party. Otherwise, Landlord shall pay the cost of the Investigation.

Tenant shall indemnify, defend and hold harmless Landlord, its partners, and its and their successors, assigns, partners, directors, officers, trustees, beneficiaries, members, managers, employees, agents, lenders, attorneys and affiliates and any parties providing contract management or security services at the Center (collectively, the “Indemnified Parties”) from and against any and all third party claims, liabilities, losses, actions, out-of-pocket costs and expenses (including, but not limited to, reasonable attorneys’ fees and other costs of defense and investigation) actually incurred by any of the Indemnified Parties (collectively, “Claims”) to the extent caused by (i) the introduction into or about the Center by Tenant or anyone for whom Tenant is legally responsible of any hazardous materials, (ii) the usage, storage, maintenance, generation, production, disposal, release or discharge by Tenant or anyone for whom Tenant is legally responsible of hazardous materials in or about the Center, (iii) the discharge or release in or about the Center by Tenant or anyone for whom Tenant is legally responsible of any hazardous materials, (iv) any injury to or death of persons or damage to or destruction of property resulting from caused by the use, introduction, production, storage, generation, disposal, disposition, release or discharge by Tenant or anyone for whom Tenant is legally responsible of hazardous materials in or about the Center, and (v) any failure of Tenant or anyone for whom Tenant is legally responsible to observe the foregoing covenants of this Section. The obligations of Tenant to an Indemnified Party pursuant to this paragraph shall not extend to Claims which arise from the active negligence of such Indemnified Party or its employees or agents. Payment shall not be a condition precedent to enforcement of the foregoing indemnification provision.

Upon any violation of the foregoing covenants Landlord shall be entitled to exercise all remedies available to a landlord against a defaulting tenant, including but not limited to those set forth in Article 20. Without limiting the generality of the foregoing, Tenant expressly agrees that upon any such violation Landlord may, at its option, (A) immediately terminate this Lease or (B) continue this Lease in effect until compliance by Tenant with its clean-up and removal covenant notwithstanding any earlier expiration date of the term of this Lease. No action by Landlord hereunder shall impair the obligations of Tenant pursuant to this Section.

As used in this Section, “hazardous materials” shall include asbestos, all petroleum products and all hazardous materials, hazardous wastes and hazardous or toxic substances as defined or designated in or pursuant to the comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. §§ 9601, et seq.) (including specifically any element, compound, mixture or solution), the Resource Conservation and Recovery Act, as amended (42 U.S.C. §§ 6901, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. §§ 2601, et seq.), and California Health and Safety Code Section 25316, including such hazardous or toxic substances or wastes as are identified, defined or listed elsewhere where such identifications, definitions or lists are incorporated into such acts or code section by reference, as well as all products containing such hazardous substances. In addition, “hazardous materials” shall include any substance designated pursuant to the Clean Water Act (33 U.S.C. §§ 1321 et seq.), any hazardous waste having the characteristics identified under or listed pursuant to the Solid Waste Disposal Act, (42 U.S.C. §§ 1317(a), et seq.), any hazardous air pollutant listed under Section 112 of the Clean Air Act (42 U.S.C. §§ 7412, et seq.) and any imminently hazardous chemical substance or mixture with respect to which the Administrator of the Environmental Protection Agency has taken action pursuant to Section 7 of the Toxic Substances Control Act (15 U.S.C. §§ 2606, et seq.). The term also includes, but is not limited to, polycholorinated biphenyls, urea formaldehyde and related substances.

[Within 180 days prior to the expiration of this Lease (or within thirty (30) days after any earlier expiration), Landlord may at its election retain a hazardous materials consultant to conduct a survey or audit of the Premises to determine whether or not hazardous materials introduced by Tenant or its agents, employees or contractors are present in or about the Premises. Tenant shall cooperate fully with Landlord and such consultant in the conduct of any such survey or audit] If the audit or survey discloses the presence of hazardous materials introduced by Tenant or its agents, employees or contractors, the fourth, fifth and sixth paragraphs of this Section 10.3 shall apply to such hazardous materials and Tenant’s obligations with respect thereto.

The covenants contained in this Section 10.3 shall survive the expiration or any earlier termination of this Lease.

10.4. Tenant shall not create or knowingly permit to exist in or about the Premises any condition conducive to the growth of mold, fungus or other potentially dangerous organisms (collectively, “Biological Toxants”). For this purpose, a condition conducive to the growth of Biological Toxants shall include the presence of wet or damp wood, wet or damp cellulose wallboard or other wet or damp materials which may constitute a food supply for Biological Toxants, including but not limited to waste food and beverages. Airborne viruses and bacteria are not Biological Toxants for the purposes of this Section.

In the event that Tenant observes the presence of any Biological Toxant in the Premises, the Building or the Center, whether by sight or smell, Tenant shall promptly notify Landlord in writing of such presence and the precise location thereof. If such presence is the result of the action or omission of Tenant or its agents, employees or contractors, Tenant shall promptly, at Tenant’s cost, conduct such remediation work as shall be necessary to completely remove the Biological Toxant from the Premises, the Building or the Center, as applicable. Such remediation shall include removal and replacement of any infected host materials (i.e., wood, wallboard, etc.) as well as any repairs and refinishing required as the result of such removal and replacement.

If Tenant is not responsible to remediate such Biological Toxant pursuant to the immediately preceding paragraph, Landlord shall conduct such remediation and any repairs and refinishing required as the result of such remediation. The cost of such remediation, repair, replacement and refinishing shall be included in Building Operating Expenses or Common Facilities Expenses, as applicable. Tenant shall cooperate with Landlord as reasonably requested in connection with any such remediation which impacts Tenant’s use of the Premises, the Building or the Center, as applicable.

There shall be no abatement of rent on account of any remediation of a Biological Toxant for which Tenant is responsible pursuant to the second paragraph of this Section. In the event of any remediation (a) for which Landlord is responsible pursuant to this Section and (b) which interferes with Tenant’s use of the Premises, rent shall be abated for the period of such remediation to the same degree as the interference with Tenant’s use of the Premises.

Landlord’s right of entry pursuant to Article 13 shall include the right to enter, inspect and test the Premises for the presence of Biological Toxants therein, upon reasonable prior written notice (which may be by email transmission to Tenant’s President). If any such inspection and/or testing reveals the presence of Biological Toxants in the Premises, Landlord or Tenant shall promptly remediate the same pursuant to the second, third and fourth paragraphs of this Section.

In addition, if Tenant violates the covenant set forth in the first paragraph of this Section, (Tenant’s clean-up and removal obligation), pursuant to the fourth, fifth and sixth paragraphs of Section 10.3 shall apply as to such Biological Toxant.

10.5. Statutory Compliance

(a) Tenant covenants at all times during the term of this Lease to comply with:

(i) The Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq., and any analogous legislation in California (collectively, “OSHA”), to the extent that OSHA applies to the Premises and any activities therein;

(ii) The Americans with Disabilities Act of 1990, Chapter 31A of the California Code of Regulations, the latest version of the Uniform Building Code adopted by the City and all regulations promulgated under any of the foregoing dealing with persons with differing abilities (collectively, the “ADA”) including, without limitation, those provisions of the ADA which apply to employment and access to public accommodations and facilities, insofar as the ADA is applicable to the Premises, subject to Section 48.6 hereof;

(iii) California Labor Code Section 6404.5 prohibiting the smoking of tobacco products in enclosed work places, any local ordinances covering the same subject and not superseded by Section 6404.5 and all regulations issued under such legislation or such ordinances (collectively, “AB13”); and

(iv) The Safe Drinking Water and Toxic Enforcement Act of 1986 (the “Act”), including but not limited to the clear and reasonable warning provision in Health and Safety Code Section 25249.6 and the regulations issued thereunder.

(b) Without limiting the generality of the foregoing, Tenant covenants to maintain all working areas, all machinery, improvements, electrical facilities and the like upon the Premises in a condition that fully complies with the requirements of OSHA, ADA, subject to Section 48.6 hereof, AB13 and the Act, including such requirements as are applicable with respect to agents, employees or contractors of Landlord who may from time to time be present upon the Premises, and Tenant agrees to indemnify, defend and hold harmless the Indemnified Parties from and against any and all Claims to the extent caused by a breach of the foregoing covenant. Tenant’s compliance obligations pursuant to this Section shall be at Tenant’s cost and shall, if required, include (i) implementation of policies relating to hiring, promotion and other employment-related matters required by Title I of ADA, (ii) implementation of readily achievable changes, auxiliary aides and policies to facilitate reasonable access by persons with differing abilities as required by Title III of ADA and (iii) posting of notices as required by the Act and the regulations issued thereunder.

Article 11. ACCEPTANCE OF PREMISES

See Sections 48.7 & Exhibit D

Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the suitability or fitness of the Premises for the conduct of Tenant’s business or for any other purpose. Taking of possession of the Premises by Tenant shall conclusively establish that the Premises were at such time in satisfactory condition and in conformity with the provisions of this Lease in all respects, except as to (a) latent defects provided for in Section 48.7 and (b) any items as to which Tenant shall give Landlord a written punch list in reasonable detail within thirty (30) days after Tenant takes possession. Landlord shall promptly correct any actual defects of which it is so notified, or is otherwise responsible for, such as the structural elements of the Building. Nothing contained in this Article shall affect the commencement of the term or the obligation of Tenant to pay rent hereunder. After substantial completion of Landlord’s Work and prior to or during Tenant’s moving into the Premises, representatives of Landlord (or its general contractor) and Tenant shall conduct a walk-through of the Premises and assemble a so-called punch list of cosmetic issues (i.e., chipped paint, missing window blind, stained carpet, etc.) with respect to the Premises (the “Cosmetic Punch List”) and Landlord shall promptly complete, correct or replace all on the Cosmetic Punch list to Tenant’s reasonable satisfaction. Tenant’s written punch list pursuant to clause (b) shall be limited to functional, non-cosmetic issues (i.e., faucet not working, toilet running, light switch not working, etc.).

Article 12. LIENS

Tenant shall keep the Premises free from any mechanic’s liens arising out of any work performed, materials furnished or obligations incurred by Tenant, and agrees to defend, indemnify and hold harmless Landlord from and against any such lien or claim or action thereon, together with costs of suit and reasonable attorney’s fees incurred by Landlord in connection therewith. If any such lien shall be filed against the Premises, Tenant shall notify Landlord promptly and shall either cause the same to be discharged of record within thirty (30) days after the date of filing of the same or, if Tenant in good faith determines to contest such lien, Tenant shall furnish such security as may be necessary to (a) prevent any foreclosure proceedings against the Premises during the pendency of such contest, and (b) cause Chicago Title Insurance Company to remove such lien as a matter affecting title to the Premises on a preliminary title report with respect thereto.

If Tenant shall fail to perform its obligation in this Section to remove any lien for which Tenant is responsible, Landlord shall have, in addition to all other remedies provided herein or by law, the right but not the obligation to cause such lien to be released by such means as Landlord shall deem proper, including payment of and/or defense against the claim giving rise to such lien. All sums paid by Landlord and all out-of-pocket expenses incurred by it in connection therewith shall create automatically an obligation of Tenant to pay an equivalent amount to Landlord as additional rent, which additional rent shall be payable by Tenant on Landlord’s demand therefor, together with interest at the maximum rate per annum then permitted by law from date of expenditure by Landlord until repaid to Landlord. Nothing herein shall imply any consent by Landlord to subject Landlord’s estate to liability under any mechanics’ or other lien law. Tenant shall give Landlord adequate opportunity, and Landlord shall have the right, to post such notices of nonresponsibility as are provided for in the mechanics’ lien laws of California.

Article 13. ENTRY AND INSPECTION

Landlord and its agents may at all reasonable times during normal business hours upon not less than 24 hours prior written notice, and at any time in case of emergency, enter upon the Premises for the purposes of (a) inspecting the same, and protecting the interest therein of Landlord, (b) taking all required materials and equipment into the Premises, and performing all work therein which Landlord is required or permitted to perform hereunder, (c) maintaining any service provided by Landlord to Tenant hereunder, (d) posting notices of nonresponsibility, (e) to show the Premises to holders of encumbrances on the interest of Landlord or to prospective purchasers, mortgagees or lessees of the Building and (f) during the nine (9) months prior to the expiration date of this Lease, Landlord may exhibit the Premises to prospective tenants, all without rebate of rent to Tenant for any loss of occupancy or quiet enjoyment of the Premises, or damage, injury or inconvenience thereby occasioned. Landlord may also enter on and/or pass through the Premises at such times as shall be required by circumstances of emergency. Except in case of an emergency, Landlord agrees to reasonably cooperate with Tenant to comply with Tenant s reasonable security procedures, including any sign-in procedures which may include a commercially reasonable non-disclosure acknowledgment associated therewith prior to such entry. If during the last month of the term hereof Tenant has removed substantially all property and personnel from the Premises, Landlord may enter the Premises and repair, alter and redecorate the same, without abatement of rent and without liability to Tenant.

Landlord and Tenant hereby acknowledge and agree that due to the security requirements of Tenant, Landlord shall not retain any keys to unlock the doors of the Premises. Accordingly, Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. If

Landlord determines in its sole discretion that an emergency in the Building or the Premises, including, without limitation, a suspected fire or flood, requires Landlord to gain access to the Premises, Tenant hereby authorizes Landlord to forcibly enter the Premises, provided that Landlord shall give Tenant prompt notice of any such entry and will make reasonable efforts under the circumstances to secure Tenant’s permission for access prior to entering in the event of an emergency. In such event, Landlord shall have no liability whatsoever to Tenant (except to the extent of Landlord’s gross negligence or willful misconduct), and Tenant shall pay all reasonable expenses incurred by Landlord in repairing or reconstructing any entrance, corridor, door or other portions of the Premises damaged as a result of a forcible entry by Landlord. Nothing contained herein shall constitute an actual or constructive eviction or relieve Tenant of any obligation with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any government or other authority. Nothing contained herein shall impose upon Landlord any obligation to Tenant except as specifically provided in this Lease.

Landlord may, for the purpose of altering, improving, or repairing the exterior of the Premises or any other portion of the Building, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that Landlord shall use commercially reasonable good faith efforts to interfere with the conduct of Tenant’s business in the Premises as little as is reasonably practicable. Landlord and Tenant shall meet and confer on this matter before any scaffolding or any other necessary structures are erected. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. No provision of this Section shall be construed as obligating Landlord to perform any repairs, alterations, or decorations, except as otherwise expressly agreed to be performed by Landlord under this Lease.

Article 14. ASSIGNMENT AND SUBLETTING

See Section 48.8

14.1. Tenant shall not, either voluntarily or by operation of law, assign, sell, encumber, pledge or otherwise transfer all or any part of Tenant’s leasehold estate, or permit the Premises to be occupied by anyone other than Tenant or Tenant’s employees or wholly-owned subsidiaries, or sublet the Premises or any portion thereof (collectively, a “Transfer”), without Landlord’s prior written consent in each instance. Consent by Landlord to one or more assignments or to one or more sublettings shall not operate to exhaust Landlord’s rights under this Section. Without limiting the generality of the preceding sentence, following a Transfer, whether with the consent of Landlord or permitted without such consent, there shall be no further Transfer except with the prior written consent of Landlord. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger, and shall, at the option of Landlord, terminate all or any subleases or subtenancies or shall operate as an assignment to Landlord of such subleases or subtenancies. If Tenant or Tenant’s parent is a corporation whose capital stock is not traded on a national securities exchange, or is a limited liability company, partnership or other unincorporated entity, the transfer, assignment or hypothecation of any stock or other ownership interest in such corporation, limited liability company, partnership or other entity in the aggregate in excess of forty-nine percent (49%) of the total outstanding prior to such event shall be deemed an assignment under this Article. Tenant agrees to reimburse Landlord, as additional rent, for Landlord’s reasonable costs and attorneys’ fees incurred in connection with processing and documentation of any requested assignment, subletting, transfer, change of ownership or hypothecation of this Lease or Tenant’s interest in the Premises, in an amount not to exceed $5,000 as to any single request for consent.

14.2. If Tenant desires to engage in any Transfer, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord (i) the name, type of entity and domicile of the proposed subtenant or assignee; (ii) the nature of the proposed subtenant’s or assignee’s business to be carried on in the Premises; (iii) the terms and provisions of the proposed sublease or assignment; and (iv) such reasonable financial information as Landlord may request concerning the proposed subtenant or assignee, including but not limited to a balance sheet of the proposed subtenant or assignee as of a date within 90 days prior to such submission to Landlord.

14.3. Within thirty (30) days after Landlord’s receipt of the last of the information specified in Section 14.2, Landlord may by written notice to Tenant elect to (i) consent to the subletting or assignment upon the terms and to the subtenant or assignee proposed; (ii) refuse to give its consent; or (iii) recapture the Premises or the portion (including all) of the Premises so proposed to be subleased or assigned with a proportionate reduction in the rent payable hereunder. If Landlord elects to proceed under clause (iii), Tenant shall be relieved of its obligations under this Lease to the extent of the area deleted from the Premises. In the event that Landlord does not elect to proceed under clause (iii), Landlord shall not unreasonably withhold, condition or delay its consent provided that the financial condition and quality of use of the proposed subtenant or assignee are equal to or better than that of Tenant. Landlord may also consent to a proposed subletting or assignment subject to such conditions as Landlord, in its reasonable discretion, deems appropriate. No assignment or subletting consented to by Landlord shall impair or diminish any covenant, condition or obligation imposed upon Tenant by this Lease or any right, remedy or benefit afforded Landlord. If Landlord consents or does not exercise any option set forth herein within said thirty (30) day period, Tenant may within sixty (60) days after the expiration of said thirty (30) day period enter into a valid assignment or sublease of the Premises or portion thereof, upon the terms and conditions described in the information required to be furnished by Tenant to Landlord, or upon other terms not less favorable to Tenant; provided, however, that any material change in such terms shall be subject to Landlord’s consent as provided herein, and provided further that any amount to be paid to Landlord by Tenant pursuant to Section 14.4 shall be paid to Landlord upon the consummation of such transaction.

14.4. [In connection with any assignment or subletting, Landlord shall be entitled to receive, in the case of a subletting, all rent (however denominated and paid) payable by the subtenant to Tenant in excess of that payable by Tenant to Landlord pursuant to the other provisions of this Lease and, in the case of an assignment, all consideration given, directly or indirectly, by the assignee to Tenant in connection with such assignment.] For the purposes of this clause, “rent” shall mean all consideration paid or given, directly or indirectly, for the use of the Premises or any portion thereof. “Consideration” shall include money, services, property or any other thing of value such as payment of costs, cancellation of indebtedness, discounts, rebates and the like. “Sublet” and “sublease” shall include a sublease as to which Tenant is sublessor and any sub-sublease or other subtenancy, irrespective of the number of tenancies and tenancy levels between the ultimate occupant and Landlord, and as to which Tenant receives any consideration, as defined in this Section, and Tenant shall require in any sublease which it executes that Tenant receive the profit from all sub-subtenancies, irrespective of the number of levels thereof. The rent or other consideration to be passed through to Landlord pursuant to this clause shall be paid to Landlord promptly upon receipt by Tenant and shall be paid in cash, irrespective of the form in which received by Tenant. If any rent or other consideration received by Tenant from a subtenant or assignee is in a form other than cash, Tenant shall pay to Landlord in cash the fair value of such consideration. Landlord and Tenant agree that the payment required by this Section represents payment for Landlord’s property rights in and to the leasehold estate hereby created. Moreover, nothing contained in this Section 14.4 shall be deemed or construed to permit any sub-subletting of all or any portion of the Premises. Any such sub-subletting shall be only with the prior written consent of Landlord, and it is Landlord’s policy not to permit any sub-subletting.

14.5. All options to extend, renew or expand, if any, contained in this Lease are personal to Tenant. Consent by Landlord to any assignment or subletting shall not include consent to the assignment or transfer of any such rights with respect to the Premises or any special privileges or extra services granted to Tenant by this Lease, or any addendum or amendment hereto or letter of agreement. All such options, rights, privileges and extra services shall terminate upon such assignment or subletting unless Landlord specifically grants in writing such options, rights, privileges and extra services to such assignee or subtenant.

14.6. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its primary obligation to pay the rent and to perform all other obligations to be performed by Tenant. The acceptance of any payment due hereunder by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment or subletting. Tenant acknowledges that it is Landlord’s practice not to permit hypothecation or pledge of leasehold interests by its tenants.

Article 15. INSURANCE PROVISIONS

15.1. Tenant shall at all times during the term and at its cost, maintain in full force and effect a policy or policies of insurance which afford the following coverages:

(a) Workers’ Compensation in the statutorily required amount, including employer’s liability with a liability amount not less than $1,000,000 per occurrence.

(b) Commercial General Liability Insurance with a liability amount not less than $3,000,000 combined single limit for both bodily injury and property damage, including blanket contractual liability, broad form property damage, personal injury, completed operations, products liability, fire legal liability, host liquor liability (or liquor liability, if applicable) and owned and non-owned automobile coverage.

The minimum limit on the coverage provided pursuant to paragraph (b) above may be adjusted at the expiration of each third lease year as follows: Not less than sixty (60) days prior to the relevant adjustment date, Landlord shall request such insurance brokerage firm as is then placing insurance for Landlord (the “Reviewing Broker”) to review Tenant’s then existing liability insurance coverage, to review the then use of the Premises and the claims history with respect thereto and to recommend, in writing, the amount of coverage to be carried by Tenant. Such recommendation shall be based upon the then use of the Premises and the liability claims history with respect to the Premises and shall be certified to be consistent with amounts of coverage generally recommended by such Reviewing Broker for similar types of users of property with uses similar to that of the Premises in the geographical area which includes the Premises. If the Reviewing Broker shall recommend an increase(s) in the amount of coverage provided by Tenant, then Landlord shall deliver to Tenant a copy of the Reviewing Broker’s recommendation and Tenant shall promptly increase its coverage to the recommended amount(s). In no event shall there be any reduction in the amounts of coverage provided by Tenant under paragraph (b) below the initial amounts set forth herein, notwithstanding any recommendation by the Reviewing Broker.

The insurance required by this Section shall be the primary insurance as respects Landlord (and any other additional insureds designated by Landlord) and not contributory with any other available insurance. Landlord, any lender with respect to the Center, any party providing management or security services at the Center under contract with Landlord and any other persons designated by Landlord and having an insurable interest in the Center, shall be added as additional insureds pursuant to the policies providing the coverages required by clause (b) above (although they shall not have any obligations as “named” insureds therein). Each policy providing coverage required by paragraph (b) shall also contain (i) an endorsement providing, in substance, that “such insurance as is afforded hereby for the benefit of [the additional insureds] shall be primary and any insurance carried by [the additional insureds] shall be excess and not contributory and (ii) an additional insureds endorsement listing the additional insureds required by this paragraph.” In addition, each policy shall contain a separation of insureds provision. In no event shall the limits of any coverage maintained by Tenant be considered as limiting the liability of Tenant pursuant to this Lease.

15.2. Tenant shall at all times during the term and at its cost, maintain in effect policies of insurance covering (a) all tenant improvements on or in the Premises, providing protection against any risk included within the classification “Causes of Loss-Special Form” (ISO Form 10 30, latest edition), including but not limited to insurance against sprinkler leakage, vandalism and malicious mischief, such insurance to be in an amount not less than the full replacement value of such improvements, which shall be determined at the time the policy is initially obtained, and not less frequently than once every three (3) years thereafter; (b) all personal property of Tenant located in or at the Premises, including but not limited to fixtures, furnishings, equipment and furniture, in an amount not less than their full replacement value, providing protection against any peril included within the classification “Causes of Loss-Special Form” (ISO Form 10 30, latest edition), including but not limited to insurance against sprinkler leakage, vandalism and malicious mischief; and (c) business interruption insurance assuring that all rent payable hereunder will be paid for a period of twelve (12) months if (A) the Premises are destroyed or rendered inaccessible by a risk insured against by a “Causes of Loss-Special Form” (ISO Form 10 30, latest edition) policy, with any endorsements required by this Section or (B) if available at a commercially reasonable cost, the Premises are rendered unusable due to widespread illness or disease or by any governmental order or rule related thereto. Similarly, Landlord shall at all times during the term maintain in full force and effect a policy or policies of fire insurance with an extended coverage endorsement covering the Building (other than tenant improvements), and Landlord may maintain such other coverage and endorsements, including, but not limited to, “Cause of Loss-Special Form” (ISO Form 10 30, latest edition), sprinkler leakage, vandalism, malicious mischief, and flood and earthquake insurance, as Landlord deems necessary or desirable (but exclusive of the coverages maintained by Tenant pursuant to this Section), such insurance to be in an amount not less than the full replacement cost of the Building, all improvements constructed thereon and any additions thereto or replacements thereof, exclusive of foundation and excavation costs. Landlord’s insurance may include loss of rent insurance covering losses by perils covered by the aforementioned insurance in amounts not less than one year’s full rent, the proceeds of which shall be payable to Landlord and any first mortgagee, as their interests may appear. Said property insurance shall not contain a coinsurance or contribution provision, but will contain replacement cost endorsements and deductibles. Landlord may also, but shall not be obligated to, maintain terrorism coverage in such amount as Landlord determines. The cost of the insurance maintained by Landlord, including all deductibles and insurance reserves with respect thereto, shall be included in Total Operating Expenses pursuant to Article 4 and Exhibit B.

The proceeds of such insurance, so long as this Lease remains in effect, shall be used to repair or replace the Building, tenant improvements and personal property so insured. Upon any termination of this Lease pursuant to Article 17, the proceeds, if any, of the insurance provided for in clauses (a) and (c) of this Section and of the insurance maintained by Landlord shall be retained by Landlord and the proceeds, if any, of the insurance provided for in clause (b) shall be retained by Tenant.

15.3. All insurance required to be carried by Tenant shall be with companies rated A:VIII, or better, in the then most recent version of Best’s Key Rating Guide and licensed or otherwise permitted to provide the relevant insurance in the State of California. Tenant shall deliver to Landlord at least fifteen (15) days prior to the time when such insurance is required, and thereafter at least thirty (30) days prior to the expiration or renewal date of any policy maintained by Tenant, copies of the policies or certificates evidencing such insurance. All certificates delivered by Tenant pursuant to this Section shall be on ACORD Form 28 or ACORD Form 25, as applicable. All policies and certificates delivered pursuant to this Article shall contain liability limits not less than those set forth herein, shall list the additional insureds and shall specify all endorsements and special coverages required. Each policy shall contain a provision requiring not less than thirty (30) days written notice to Landlord prior to any cancellation, non-renewal or material amendment thereof. For the purposes of this Article, “term” and “term of this Lease” shall mean the period from the Commencement Date through the later of the expiration or termination of the Lease term or the date Tenant surrenders possession of the Premises to Landlord.

15.4. Landlord shall at all times during the term maintain in full force and effect a policy or policies of commercial liability insurance insuring against loss, damage or liability for injury to or death of any person or loss or damage to property occurring in the Common Facilities (as defined in Exhibit B hereto) or in the public areas of the Building, with not less than $3,000,000.00 combined single limit. Landlord or any first mortgagee with an interest in the Center may from time to time require that such insurance limits be increased to a level which Landlord or any such first mortgagee reasonably deems necessary for full and adequate protection. The cost of all insurance obtained by Landlord hereunder shall be included in Total Operating Expenses (as defined in Exhibit B hereto).

15.5. Tenant hereby waives all rights of recovery against Landlord and against any other occupant of the Center and against the officers, employees, agents, representatives and business visitors of Landlord and of such other occupant, for loss of or damage to Tenant or to its property or the property of others under its control, arising from any cause insured against under any policy of insurance required to be carried by Tenant pursuant to Section 15.2 (or any other policy of property insurance carried by Tenant in lieu thereof) at the time of such loss or damage. The foregoing waiver shall be effective whether or not Tenant actually obtains and maintains the property insurance which Tenant is required to obtain and maintain pursuant to this Lease (or any substitute therefor). Tenant shall, upon obtaining the policy of property insurance which it is required hereunder to maintain or otherwise maintain, give notice to its insurance carrier that the foregoing waiver of subrogation is contained in this Lease.

Tenant further waives any and all rights of recovery against Landlord and against any tenant or occupant of the Center and against the officers, employees, agents and representatives of Landlord and of each such other tenant or occupant of the Center, for injury to or death of any employee of Tenant insured under any Workers’ Compensation or Employer’s liability policy carried by Tenant pursuant to this Article (or any other policy of insurance carried by Tenant in lieu thereof) at the time of such injury or death. The foregoing waiver shall be effective whether or not Tenant actually obtains and maintains the Workers’ Compensation and Employer’s Liability insurance which Tenant is required to obtain and maintain hereunder (or any substitute therefor). Tenant shall give notice to its Workers’ Compensation and Employer’s Liability Carrier that the foregoing waiver of subrogation is contained in this Lease and shall provide to Landlord a waiver of subrogation endorsement to its Workers’ Compensation policy prior to taking possession of the Premises.

15.6. To the fullest extent permitted by law, Tenant shall indemnify, defend and hold harmless the Indemnified Parties from and against all Claims for any damage or injury to any person or property in or about the Center to the extent caused by Tenant’s use of the Premises or the Common Facilities, and not otherwise covered by the proceeds of insurance received by Landlord required to be carried by Tenant under this Section 15. Such indemnification shall extend to Claims arising from any activity, work, or thing done, permitted or suffered by Tenant or any Tenant Party in or about the Center. Nothing contained herein shall operate to relieve Landlord from any loss, damage, injury, liability, claim, cost or expense which it is determined by a court of competent jurisdiction was proximately caused by the sole negligence or willful misconduct of the Indemnified Parties, or any of them. In addition, if and to the extent required by California Civil Code Sections 2782(a) or (c), the obligations of Tenant as to any Indemnified Party pursuant to this Section 15.6, as they pertain to design, construction, alteration, repair, improvement or maintenance, shall not extend to (a) any liabilities that arise from the sole negligence or willful misconduct of any Indemnified Party or its agents, servants or independent contractors who are directly responsible to such Indemnified Party as to such claims, demands or liabilities, (b) any liabilities that arise from defects in design furnished by such Indemnified Party or Landlord’s other agents, servants or independent contractors who are directly responsible to Landlord or (c) claims, demands or liabilities which arise from the active negligence of ~~such~~ any Indemnified Party or its employees or agents. For the avoidance of doubt, with respect to Tenant’s indemnification obligations hereunder: (i) Tenant shall be liable for the full dollar amount of any Claim to which such indemnification is applicable and (ii) Tenant’s liability pursuant to any Claim described in clause (i) shall be reduced or offset by any payments by Tenant’s insurance carrier(s).

15.7. The Indemnified Parties shall not be liable for any damage to property entrusted to Landlord’s agents or employees in the Center, nor for loss of any property by theft. The Indemnified Parties shall not be liable for any injury, death or damage which may be sustained by the person, goods, wares or property of Tenant, its employees, invitees or visitors or any other person in or about the Premises, or for loss or interruption of business, caused by or resulting from any peril which may affect the Premises, whether such damage or injury results from conditions arising in the Premises or in other portions of the Center or from other sources, unless solely and proximately caused by the negligence of any Indemnified Party, as determined by a court of competent jurisdiction. Tenant, as a material consideration to Landlord, assumes all risk of damage to property and injury to or death of persons in or about the Center from any cause other than the sole negligence of an Indemnified Party as determined by a court of competent jurisdiction, and for damage to the Premises resulting from any act or negligence of any employee, agent, visitor or licensee of Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of the Center or any of their officers, employees, agents, representatives, customers, business visitors or invitees.

15.8. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building and of known defects therein or in the fixtures or equipment therein.

15.9. If on account of the failure of Tenant to comply with the provisions of this Article 15, Landlord or any other person is adjudged a co-insurer by its insurance carrier, then any loss or damage which Landlord or such other person shall sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss.

15.10. Landlord makes no representation that the limits of liability specified to be carried by Tenant under the terms of this Article are adequate to protect Tenant against Tenant’s undertaking under this Lease. In the event Tenant believes that any such insurance coverage called for under this Lease is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate. In no event shall the limits of any coverage maintained by Tenant pursuant to this Article 15 be considered as limiting Tenant’s liability under this Lease.

Article 16. TRANSFER OF LANDLORD’S INTEREST

Upon any transfer or transfers of Landlord’s interest in the Premises, other than a transfer for security purposes only, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing after the date of such transfer, including the obligation of Landlord under Article 5 to return the security deposit as provided therein, provided such obligations are assumed in writing by the transferee. No holder of a mortgage or deed of trust to which this Lease is or may be subordinate, and no landlord under a so-called sale leaseback, shall be responsible in connection with the security deposited, or in connection with any other funds paid by Tenant hereunder, unless such mortgagee, holder of a deed of trust or landlord shall actually receive such funds. The covenants contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect of their respective periods of ownership of the landlord’s interest in this Lease.

Article 17. DAMAGE OR DESTRUCTION

17.1. If (a) the Building is damaged or destroyed to at least twenty-five percent (25%) of its Rentable Area, or (b) the Building is partially damaged or destroyed during the last three (3) years of the term, or (c) the Building is damaged and such damage is caused by a casualty not insured against by Landlord, then, in any such event, Landlord may elect to terminate this Lease effective as of the occurrence of the damage or destruction, by written notice within sixty (60) days after the occurrence. A total destruction of the Building shall terminate this Lease.

17.2. Upon a partial destruction which does not result in a termination of this Lease pursuant to Section 17.1, Landlord shall repair the same to the extent of available insurance proceeds, provided such repairs can be made, in Landlord’s opinion, within six (6) months after the occurrence of such damage, without the payment of overtime or other premiums, in conformity with all then applicable laws and regulations, and such partial destruction shall not void this Lease. If such repairs cannot, in Landlord’s opinion, be made within such six (6) month period or if available insurance proceeds shall be insufficient to cover the cost of the repairs, Landlord may elect to make such repairs within a reasonable time and pay any cost in excess of available insurance proceeds with this Lease continuing in effect, or elect to not make such repairs. Landlord’s election to make such repairs must be evidenced by written notice to Tenant within forty-five (45) days after the occurrence of the damage. If Landlord does not so elect to make such repairs, this Lease may be terminated by either party by written notice to the other party given within fifteen (15) days after the expiration of the period for Landlord’s election, with such termination to be effective as of the date of occurrence of the damage. During any repair by Landlord pursuant to this Section, Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the Premises, or part thereof, may be untenantable.

17.3. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of the Premises. Landlord shall use its best efforts to effect such repairs or restoration promptly and in such manner as not unreasonably to interfere with Tenant’s use and occupancy. All proceeds of the insurance maintained pursuant to Sections 15.2 and 15.4 upon the Premises (but not Tenant’s personal property, furniture and fixtures therein) shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs hereunder. The restoration obligations of Landlord hereunder shall not include repair, restoration or replacement of Tenant’s equipment or personal property or of any improvements installed by Tenant. For the avoidance of doubt, (a) Tenant shall insure (i.e., casualty insurance) the improvements in the Premises constructed as a part of Landlord’s Work (b) to the extent that Landlord can utilize such proceeds of such Tenant provided insurance, Landlord shall repair, restore or replace such improvements and (c) to the extent that Landlord cannot utilize such proceeds, Tenant rather than Landlord shall repair, restore or replace such improvements, provided any proceeds available, which are not utilized by the Landlord for this purpose, may be used by Tenant.

17.4. Tenant waives the provisions of Sections 1932, 1933, 1941 and 1942, of the California Civil Code and all comparable statutes or rules of law now or hereafter in effect with respect to any partial destruction which Landlord must or may elect to repair under this Article. The provisions of this Article constitute an agreed alternative method of dealing with damage or destruction of the Premises and are in lieu of the less comprehensive provisions contained in such statutory sections.

Article 18. EMINENT DOMAIN

18.1. If the entire Premises or greater than twenty-five percent (25%) of the Rentable Area of the Premises shall be taken under power of eminent domain, this Lease shall terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. No award for any taking shall be apportioned, and Tenant hereby assigns to Landlord any award made in such taking or condemnation together with all rights of Tenant in or to the same or any part thereof. However, nothing contained herein shall give Landlord any interest in or require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and fixtures of Tenant and/or for interruption of or damage to Tenant’s business for goodwill or for Tenant’s moving costs. Each party waives the provisions of California Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease.

18.2. If less than twenty-five percent (25%) of the Rentable Area of the Premises is so taken, rent shall be abated in proportion to the part of the Premises so taken, effective the date on which the condemning authority requires possession. Landlord shall restore the portion of the Premises remaining usable to as near its former condition as reasonably possible and this Lease shall continue in effect.

18.3. Notwithstanding anything to the contrary in the foregoing, no temporary taking of the Premises or any part thereof, and/or of Tenant’s rights therein shall terminate this Lease or give Tenant any right to any abatement of rent; and any award to Tenant by reason of such temporary taking shall belong entirely to Tenant.

18.4. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking by eminent domain for all purposes under this Article. Landlord may, without any obligation to Tenant, agree to sell and/or convey to the taking authority the Premises, the Building, the Center or any portion thereof sought by the taking authority free from this Lease and the rights of Tenant thereunder, without first requiring that any action or proceeding be instituted or, if instituted, pursued to a judgment.

Article 19. DEFAULTS

Each of the following shall constitute a default hereunder by Tenant:

(a) Abandonment of the Premises. Abandonment includes, but is not limited to, any absence by Tenant from the Premises for ten (10) days or longer.

(b) Failure by Tenant to make any payment required to be made by Tenant hereunder, as and when due. Landlord shall give Tenant three (3) days’ written notice of such default; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161, et. seq., of the California Code of Civil Procedure, as amended (the “Statute”).

(c) Failure by Tenant to observe or perform any covenant or provision of this Lease to be observed or performed by Tenant, other than as specified in (a) or (b) above, where such failure continues for an aggregate of five (5) business days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil Procedure, as amended; provided, further, that if the nature of such failure is such that more than five (5) business days are reasonably required for its cure, then Tenant shall not be in default if Tenant commences such cure within said five (5) business day period, and thereafter diligently prosecutes such cure to completion within a commercially reasonable time after said notice.

(d) (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a “debtor” under 11 U.S.C. Sec. 101 or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days; or (v) Tenant’s convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts.

(e) Tenant makes or has made or furnishes or has furnished any warranty, representation, or statement to Landlord in connection with this Lease, or any other agreement to which Tenant and Landlord are parties, which is or was false or misleading in any material respect when made or furnished.

It shall also be an event of default by Tenant hereunder if Tenant and/or Tenant’s agents, employees and invitees use parking spaces in the Common Facilities in excess of that number of Allocated Parking Spaces set forth in the applicable Basic Lease Provision, where such use continues for three (3) business days after written notice of such excess usage from Landlord to Tenant. Any such notice shall be in lieu of and not in addition to any notice required under the Statute. Provided, however, that upon the occurrence of a default pursuant to this paragraph:

(i) For the first thirty-seven (37) days of such default and opportunity to cure such excess usage, Landlord shall be entitled to an excess usage fee of $250 per day as additional rent pursuant to this Lease, but shall not be entitled to terminate this Lease, or any other remedy.

(ii) On the forty-first (41st) or any subsequent date of a continuous default pursuant to this paragraph, Landlord shall be entitled to exercise any remedy available to a landlord against a defaulting tenant, including termination of this Lease.

Article 20. REMEDIES

20.1. Upon any default by Tenant, Landlord, in addition to any other remedies available to Landlord, may exercise the following remedies:

(a) Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant:

(i) All damages permitted by California Civil Code Section 1951.2(a), including the worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided and the cost of recovering possession of the Premises, expenses of reletting, including necessary repair, renovation and alteration of the Premises, loss of rent during any period required for repair and clean up, brokers’ fees incurred, reasonable attorneys’ fees, and any other reasonable costs; and

(ii) At Landlord’s election, such other sums in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. As used herein “rent” includes the basic annual rent and all other sums required to be paid by Tenant pursuant to this Lease. The “worth at the time of award” of the amounts due prior to the date of award shall be computed by allowing interest at the rate per annum determined pursuant to Article 34 from the dates such amounts accrued to Landlord. The worth at the time of award of amounts due after the date of award shall be computed by discounting such amounts at one (1) percentage point above the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

(b) [Intentionally Deleted]

(c) Landlord may, at any time, terminate this Lease by express written notice to Tenant of its election to do so. Such termination shall terminate Tenant’s right to possession but shall not relieve Tenant of any obligation hereunder accrued prior to the date of termination. Upon such termination, Landlord may recover from Tenant the amounts determined pursuant to subsection (a) above.

20.2. Any legal action by Landlord to enforce any obligation of Tenant or in pursuit of any remedy hereunder shall be timely filed if commenced prior to one (1) year after expiration of the term or prior to four (4) years after the cause of action accrues, whichever period expires later.

20.3. In any action for unlawful detainer, the reasonable rental value of the Premises for the period of the unlawful detainer shall be the rent and additional rent reserved in this Lease for such period, unless Landlord or Tenant proves to the contrary by competent evidence.

20.4. The rights and remedies reserved to Landlord herein, including those not specifically described, shall be cumulative, and, except as otherwise provided by California statutory law in effect at the time, Landlord may pursue any or all or such rights and remedies, at the same time or otherwise.

20.5. No delay or omission of Landlord to exercise any right or remedy shall be a waiver of such right or remedy or of any default by Tenant hereunder. Acceptance by Landlord of rent or additional rent hereunder shall not be a waiver of any preceding breach or default by Tenant, other than the failure of Tenant to pay the particular rent or additional rent accepted, regardless of Landlord’s knowledge of such preceding breach or default at the time of acceptance, or a waiver of Landlord’s right to exercise any remedy available to Landlord by virtue of such breach or default. Acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant’s estate shall not waive or cure a default under Article 19(d).

20.6. LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY UNDER THE CONSTITUTIONS OF THE UNITED STATES AND THE STATE OF CALIFORNIA. EACH PARTY EXPRESSLY AND KNOWINGLY WAIVES AND RELEASES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE.

LANDLORD’S INITIALS	TENANT’S INITIALS

20.7. (a)

(a) Except as provided in subsection (b) below, any controversy, dispute or claim of whatsoever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this Lease, including any claim based on contract, tort or statute, shall be determined by final and binding arbitration conducted before a single arbitrator at a location determined by the arbitrator in Orange County, California and administered by Judicial Arbitration & Mediation Services, Inc. (“JAMS”), or if JAMS shall not then exist, such other organization as to which Landlord and Tenant agree. If Landlord and Tenant are unable to so agree within fifteen (15) days after the dispute arises, the organization shall be selected by the presiding judge of the Orange County Superior Court or his or her designee upon application by any party to the dispute. Judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof.

(b) The provisions of this Section shall not apply to:

(i) Any unlawful detainer action instituted by Landlord as the result of a default or alleged default by Tenant pursuant to this Lease or after the expiration or any earlier termination of this lease.

(ii) Any specific controversy, dispute, question or issue as to which this Lease specifically provides another method of determining such controversy, dispute, question or issue and provides that a determination pursuant to such method is final and binding, unless both Landlord and Tenant agree in writing to waive such procedure and to proceed instead pursuant to this Section.

(iii) Any request or application to any state or federal court having jurisdiction thereof for an order or decree granting any provisional or ancillary remedy (such as a temporary restraining order or injunction) in aid of or with respect to any right or obligation of either party to this Lease, and any preliminary determination of the underlying controversy, dispute, question or issue as is required to determine whether or not to grant the relief requested or applied for. A final and binding determination of such underlying controversy, dispute, question or issue shall be made by an arbitration conducted pursuant to this Section after an appropriate transfer or reference to JAMS upon motion or application of either party hereto. Any ancillary or provisional relief which is granted pursuant to this clause (iii) shall continue in effect pending an arbitration determination and entry of judgment thereon pursuant to this Section.

(iv) Exercise of any remedies to enforce any judgment entered based upon a determination made by arbitration pursuant to this Section.

(c) Any arbitration pursuant to this Section shall be conducted in accordance with the streamlined Arbitration Rules and Procedures of JAMS (the “Rules”), regardless of the amount in dispute, except that, whether or not such Rules so provide:

(i) There shall be a pre-hearing conference prior to the arbitration hearing to reach agreement on procedural matters, arrange for the exchange of information, obtain stipulations and attempt to narrow the issues to be arbitrated.

(ii) There shall be no mediation or settlement conferences unless all parties agree thereto in writing.

(iii) Discovery shall be limited to that permitted by the Rules, and “good cause” where a condition to discovery shall be strictly construed.

(iv) All motions shall be in letter form and hearings thereon shall be by conference telephone calls unless the arbitrator orders otherwise.

(v) Hearings shall require only twenty (20) days’ prior written notice.

(vi) All notices in connection with any arbitration may be served in any manner permitted by Article 35 of this Lease.

(vii) Fees and costs paid or payable to JAMS shall be included in “reasonable expenses” for purposes of Section 23.1. The arbitrator shall specifically have the power to award to the prevailing party such party’s reasonable expenses incurred in such proceeding, except as otherwise provided in subsection (d) below. Reasonable expenses shall include attorneys’ fees and fees and costs paid or payable to JAMS.

(viii) The selection of the arbitrator shall be in accordance with the then existing Rules of JAMS, provided that Landlord and Tenant may agree to extend the period of time by which an arbitrator must be selected by them. In the event that the parties are unable to agree upon an arbitrator within thirty (30) days after submission of a matter to arbitration, the arbitrator shall be appointed by the administrator of the Orange County office of JAMS or its successor, if any, as provided in the Rules.

(ix) The arbitration award shall include findings of fact and conclusions of law and shall not be limited as to amount.

(d) As soon as practicable after selection of the arbitrator, the arbitrator or his or her designated representative shall determine a reasonable estimate of anticipated fees and costs of the arbitrator and shall deliver a statement to each party setting forth that party’s pro rata share of such fees and costs. Each party shall deposit its pro rata share of such fees and costs with the arbitrator within ten (10) days after receipt of such statement. If either party fails to make a required deposit hereunder, the other party may make such deposit on behalf of the defaulting party and the amount of such deposit, plus interest thereon at the rate determined pursuant to Article 34, shall be awarded against the defaulting party by the arbitrator in making any final arbitration award without regard to whether the defaulting party is the prevailing party in the arbitration pursuant to this Section. In addition, if Tenant fails to make a required deposit hereunder, Landlord may make such deposit on behalf of Tenant and the amount of such deposit, plus interest thereon at the rate determined pursuant to Article 34 from date of deposit to date of repayment, shall be additional rent pursuant to this Lease payable by Tenant within ten (10) days after Tenant’s receipt of Landlord’s invoice therefor.

(e) The arbitrator shall have no authority or power to award any party any exemplary damages, punitive damages or consequential damages, or to alter, amend or forgive performance of any party under this Lease.

(f) [Intentionally Deleted]

Article 21. DEFAULT BY LANDLORD

Landlord shall not be in default in performance of any obligation required of it hereunder unless and until it has failed to perform such obligation within thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform;

provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance then Landlord shall not be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion.

Article 22. SURRENDER OF PREMISES; REMOVAL OF PROPERTY

See Section 48.9

22.1. Upon expiration of the term or any earlier termination of this Lease (collectively, the “termination date”), Tenant shall, on or before the termination date, surrender possession of the Premises to Landlord in first-class condition, at Tenant’s sole cost and expense, repairs which are Landlord’s obligation excepted and ordinary wear and tear excepted. Without limiting the generality of the foregoing, upon expiration or earlier termination of this Lease. Tenant shall also, without expense to Landlord and on or before the termination date, remove from the Premises all safes, debris, all furniture, equipment, machinery, business and trade fixtures, moveable partitioning and other articles of personal property owned or installed by Tenant at its expense in the Premises (exclusive of any items described in Section 22.3) and all similar articles of any persons claiming under Tenant unless Landlord exercises its option to have any subleases or subtenancies assigned to it. Tenant shall repair all damages to the Premises resulting from such removal. If requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord one or more instruments releasing to Landlord all right, title and interest of Tenant in and to the Premises.

22.2. Whenever Landlord shall re-enter the Premises as provided in Article 20, or as otherwise provided in this Lease, any property of Tenant not removed by Tenant upon the expiration of the term (or within three (3) business days after a termination by reason of Tenant’s default) shall be considered abandoned and Landlord may remove any or all of such items and dispose of the same as provided in California Civil Code Sec. 1980 et seq. or as otherwise provided by law. Tenant waives all claims for damages caused by Landlord’s re-entering and taking possession of the Premises or removing and storing the property of Tenant as provided herein, and no such entry shall be considered a forcible entry.

22.3. All fixtures, equipment, alterations or additions attached to or built into the Premises prior to or during the term (excluding Tenant’s security system) shall be and remain part of the Premises and shall not be removed by Tenant at the end of the term unless otherwise expressly provided for in this Lease or unless such removal is required by Landlord pursuant to Article 9. Such fixtures, equipment, alterations and additions shall include but not be limited to: all floor coverings, drapes, paneling, molding, doors, built‑in cabinets, plumbing systems, lighting systems, silencing equipment, communication systems, all fixtures and outlets for the systems mentioned above and for all telephone, radio, and telegraph purposes, and any special flooring or ceiling installations.

Article 23. COSTS OF SUIT

23.1. If either party incurs any expense, including reasonable attorneys’ fees, in connection with any action or proceeding, including any arbitration proceeding or any adversary proceeding in a bankruptcy court, instituted by either party by reason of any alleged default of the other party hereunder or for a declaration of the rights and obligations of the parties hereunder, or if Landlord incurs such expense in connection with collecting any amount due hereunder or enforcing any obligation of Tenant hereunder, the party prevailing, in the case of an action or proceeding, and Landlord in the case of such collection or enforcement, shall be entitled to recover such reasonable expenses from the other party. For purposes of this provision, in any action or proceeding instituted by Landlord based upon any default or alleged default by Tenant hereunder, Landlord shall be the prevailing party if (a) judgment is entered in favor of Landlord or (b) prior to judgment Tenant shall pay or agree to pay all or any portion of the rent and charges claimed by Landlord, eliminate the condition(s), cease the act(s) or otherwise cure the omission(s) claimed by Landlord to constitute a default by Tenant hereunder.

23.2. Should either party (“First Party “) without fault on the part of First Party, be made a party to any litigation instituted by the other party (“Second Party”) or by any third party against Second Party or by or against any person holding under or using the Premises under license from Second Party, or for the foreclosure of any lien for labor or material furnished to or for Second Party or any such other person or arising out of any act or transaction of Second Party or of any such other person, Second Party shall save and hold First Party harmless from any judgment rendered against First Party or the Premises, and all costs and expenses, including reasonable attorney’s fees, incurred by First Party in or in connection with such litigation.

Article 24. WAIVER

Waiver by Landlord or Tenant of any breach of any provision hereof shall not be a waiver of such provision as to any subsequent breach of the same or any other provision hereof. Consent to or approval of any act by one of the parties shall not render unnecessary the obtaining of such party’s consent to or approval of any subsequent act. No act or thing done by Landlord or Landlord’s agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys to the Premises prior to the expiration of this Lease, and delivery of the keys to any such employee shall not operate as a termination of this Lease or a surrender of the Premises.

Article 25. HOLDING OVER

See Section 48.10

This Lease shall terminate without further notice upon expiration of the term. Any holding over by Tenant after such expiration or any earlier termination shall not constitute a renewal or give Tenant any rights hereunder or in or to the Premises, except as otherwise herein provided. This Lease cannot be extended except by a writing signed by both parties. [If Tenant holds over after expiration of the term, Landlord may, at its option, exercised by written notice to Tenant, treat Tenant as a tenant from month-to-month commencing on the first day following the expiration of this Lease and subject to the terms and conditions herein contained except that the basic monthly rental, which shall be payable in advance, shall be two hundred percent (200%) of the basic monthly rental in effect hereunder at the expiration date.] All additional rent provided herein shall also be payable with respect to such month-to-month tenancy. Any such month-to-month tenancy shall be terminable at the end of any calendar month by either party by written notice to the other given not less than ten (10) days prior to the end of such month. If Tenant fails to surrender the Premises upon expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify, defend and hold Landlord harmless from all Claims to the extent caused by such failure to surrender, and Landlord shall be entitled to the benefit of all provisions of law respecting summary recovery of possession to the same extent as if statutory or other notice had been given, without requirement of giving such statutory or other notice.

Article 26. SUBORDINATION

At the option of Landlord, this Lease shall be either superior or subordinate to all ground or underlying leases, any first mortgage or first deed of trust which now or hereafter affects the Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant shall, upon written request of Landlord, execute and deliver such instruments as may be required to subordinate the rights of Tenant under this Lease to such ground or underlying leases or to the lien of any such first mortgage or first deed of trust, or, if requested by Landlord, to subordinate any ground or underlying lease or the lien of any such first mortgage or first deed of trust to this Lease. Notwithstanding any subordination, so long as Tenant is not in default hereunder beyond any applicable notice and cure period, this Lease shall not be terminated nor shall Tenant’s quiet enjoyment of the Premises be disturbed in the event of termination of any such ground or underlying lease or the foreclosure of any such first mortgage or first deed of trust. In the event of such termination or foreclosure, Tenant shall become a tenant of and attorn to the successor‑in‑interest to Landlord upon the same terms and conditions contained in this Lease, and shall execute any instrument reasonably required by such successor for such purpose. Tenant hereby waives any right to terminate this Lease because of any such lease termination or foreclosure.

If in connection with any attempt by Landlord to obtain financing to construct the Premises, or permanent financing upon completion of construction, the prospective lender shall request modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold or delay its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or adversely affect the leasehold interest hereby created, except in either instance in de minimis fashion.

Tenant agrees to give the holder of any first mortgage or deed of trust (a “Holder”), by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases or otherwise) of the address of such Holder. Such notice copy shall be sent to Holder at the same time the notice is served upon Landlord. If Landlord shall have failed to cure such default within thirty (30) days (or such longer cure period as Landlord may have under Article 21), Holder shall have an additional (30) days within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including the time reasonably necessary to obtain the appointment of a receiver or foreclose or otherwise terminate its encumbrance, if necessary to effect such cure), and this Lease shall not be terminated so long as such remedies are being diligently pursued by Holder.

Article 27. RULES AND REGULATIONS

The Rules and Regulations attached hereto as Exhibit C by this reference are hereby incorporated herein and made a part hereof. Tenant agrees to abide by said Rules and Regulations and any reasonable and non-discriminatory amendments and/or additions thereto as may be adopted and published by written notice to tenants by Landlord. Landlord shall not be liable to Tenant for any violation of such rules and regulations by any other tenant. Any amendment to the Rules and Regulations shall be effective upon delivery of a copy thereof to Tenant. Tenant shall be responsible for compliance with such rules and regulations by its employees, agents and business visitors.

Article 28. DEFINED TERMS

“Landlord” and “Tenant” include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter. If there be more than one Tenant, the obligations imposed upon Tenant shall be joint and several. Headings or titles to the articles of this Lease shall have no effect upon interpretation of any part hereof. Whenever, under the provisions of this Lease, Landlord is required or agrees to take any action, Landlord’s obligation to take such action shall be deemed satisfied if Landlord causes such action to be taken by any other person.

Article 29. SUCCESSORS AND ASSIGNS

Subject to Article 14, this Lease shall bind the heirs, executors, administrators, personal representatives, successors and assigns of all parties. Nothing contained herein, however, shall be construed to confer upon any person other than Landlord and Tenant any rights or remedies under this Lease.

Article 30. TIME OF ESSENCE

Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

Article 31. ENTIRE AGREEMENT

This Lease and the exhibits hereto cover in full all agreements whatsoever between the parties hereto concerning the Premises, the Building and the Center, and all preliminary negotiations and agreements with respect to the Premises, the Building and the Center, except those contained herein or therein, are superseded and of no further force or effect. No person, firm or corporation has had any authority from Landlord to make any representations or promises on behalf of Landlord, and Tenant agrees that if any such representations or promises have been made, Tenant waives all right to rely thereon. No verbal agreement or implied covenant shall be held to vary the provisions hereof, any statute, law, or custom to the contrary notwithstanding. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. No employee or agent of Landlord shall have authority, by letter, memorandum or other written communication, to amend, vary or delete any provision of this Lease. If any term or provision of this Lease the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected thereby and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

Article 32. WORK LETTER

See Section 48.11

Landlord shall cause the interior of the Premises to be completed in accordance with the plans and specifications to be approved by both parties and upon the terms and conditions set forth in the Work Letter attached hereto as Exhibit D and Tenant agrees to perform all of its obligations therein at the times and in the manner therein provided.

Article 33. RIGHT OF LANDLORD TO PERFORM

All covenants and agreements to be performed by Tenant under the terms of this Lease shall be performed at Tenant’s sole cost and without any abatement of rent. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable grace period set forth in Article 19, Landlord may, but shall not be obligated so to do, make any such payment or perform any such act on Tenant’s part. Landlord’s election to make such payment or perform such act on Tenant’s part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the rate per annum determined pursuant to Article 34 from the date of such payment by Landlord, shall be payable by Tenant to Landlord on demand as additional rent.

Article 34. LATE CHARGE AND INTEREST ON TENANT’S OBLIGATIONS

Landlord and Tenant acknowledge that failure by Tenant to pay any amounts due hereunder when due shall cause Landlord to incur costs not otherwise provided for herein. Accordingly, Tenant shall pay to Landlord a late charge equal to the greater of 3% of the amount due and unpaid or $50.00 with respect to any payment due from Tenant hereunder not paid within ten (10) days after the date due. Landlord and Tenant acknowledge and agree that the late payment by Tenant of rent will cause Landlord to incur fees and costs which Landlord would not incur but for such late payment by Tenant. Accordingly, the late payment charge provided for herein is agreed to be reasonable liquidated damages to Landlord rather than a penalty to Tenant for such late payment. Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest from the due date until paid, at a rate equal to five points in excess of the discount rate of the Federal Reserve Bank of San Francisco to member banks as in effect at the date such obligation is due but not less than ten percent (10%) per annum. Payment of such late charge and such interest shall not excuse or cure any default by Tenant under this Lease. Notwithstanding anything to the contrary in this Section, Landlord agrees to provide Tenant with written notice of any failure to pay rent on one (1) occasion during each twelve (12) month period of the Lease Term and Tenant shall not be responsible for payment of any late charge as contemplated hereunder if Tenant remits the delinquent rent within three (3) days of the receipt of written notice from Landlord as to same.

In addition, if Tenant shall, during any six (6) month period, be more than ten (10) days delinquent in the payment of any rent due to Landlord hereunder on three (3) or more occasions, Landlord may also require Tenant to make all payments to Landlord hereunder by ACH wire transfer and, if Landlord elects to require such payments, will furnish to Tenant wire transfer information.

Article 35. PAYMENTS AND NOTICES

All amounts payable by either party hereunder to the other shall be paid in lawful money of the United States to the party entitled to receive the same at its address set forth in the applicable Basic Lease Provision or at such other address as a party may designate by notice to the other pursuant to this Article. All amounts to be paid by Tenant shall be paid without deduction or offset. All notices which Landlord or Tenant may be required to serve on the other may be served, as an alternative to personal service, by mailing the same by registered or certified mail, postage prepaid and return receipt requested, addressed as set forth in the applicable Basic Lease Provision, or addressed to such other addresses as either party may from time to time designate to the other in writing. Service of any written notice hereunder shall be complete upon personal delivery or if deposited in the United States properly addressed and postage prepaid, on the date of receipt or refusal indicated on the return receipt. If more than one tenant is named in this Lease, service of any notice upon any one of said tenants shall be service upon all tenants. Notices may also be sent by reputable overnight courier and shall be effective on the date indicated on such courier’s delivery receipt.

Article 36. ESTOPPEL CERTIFICATES

36.1. Tenant agrees, from time to time upon not less than twenty (20) days’ prior notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, certifying that the same is in full force and effect as modified and stating the modifications), the dates to which the basic rent and additional rent have been paid in advance, if any, stating whether or not, to Tenant’s knowledge, Landlord is in default in performance of any covenant or agreement contained in this Lease and, if so, specifying each such default of which the signer has such knowledge and the accuracy of any other statements as to Tenant or this Lease included in such statement or certificate as reasonably approved by Tenant. The form of estoppel certificate attached hereto as Exhibit F is hereby approved by Tenant. Any such statement delivered may be relied upon by any prospective purchaser of Landlord’s interest in the Premises or any mortgagee thereof or any assignee of any mortgagee upon Landlord’s interest in the Premises.

36.2. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) there are no uncured defaults in Landlord’s performance, (c) not more than one month’s rental has been paid in advance and (d) the other statements therein as to Tenant or this Lease are accurate.

Article 37. CENTER NAME AND ADDRESS

Landlord may adopt any name it may select for the Center, and Landlord reserves the right at any time and from time to time to change the name and/or address of the Center and/or the Building. Tenant may use the name of the Center and/or Building as its advertised business address for its business in the Premises, but shall not use any such name for any other purpose. Tenant shall not acquire any property right in or to any such name or to any word combination which contains all or a part of such name as the result of such permitted use. Tenant shall not use the name of the Center and/or the Building, or any part thereof, at any other location (other than in an advertisement which lists Tenant’s business conducted at the Premises) or after the termination or expiration of this Lease.

Article 38. BROKERS

See Section 48.12

Landlord shall be responsible for a broker’s commission to the broker(s), if any, identified in the applicable Basic Lease Provision, payable only at such time, in such amount and upon such terms as Landlord and such broker may agree in writing. Except as to such broker’s commission, each party represents and warrants to the other that no broker’s fee, finder’s fee or other compensation of any kind is due to any person or entity in connection with this Lease. Each party shall defend, indemnify and hold the other harmless from and against all Claims which may be threatened or instituted by any broker, agent or finder, claiming through, under or by reason of the conduct of the indemnifying party in connection with this Lease.

Article 39. CONFIDENTIALITY

39.1. The terms of this Lease are confidential and constitute proprietary information of Landlord and Tenant. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Center. Each of Landlord and Tenant agree that they, and their respective partners, officers, directors, employees, agents and attorneys shall not disclose the terms of this Lease to any other person without the prior written consent of the other party hereto except pursuant to an order of a court of competent jurisdiction. Provided, however, that Landlord may disclose the terms hereof to any lender now or hereafter having a lien on Landlord’s interest in the Center and either party may disclose the terms hereof to its attorneys, to its independent accountants who review its financial statements or prepare its tax returns, to any prospective transferee of its interest hereunder (including a prospective sublessee or assignee of Tenant), to any lender or prospective lender to such party, to any governmental entity, agency or person to whom disclosure is required by applicable law, regulation or duty of diligent inquiry and in connection with any action or arbitration proceeding brought to enforce the terms of this lease, on account of the breach or alleged breach hereof or to seek a judicial determination of the rights and obligations of the parties hereunder.

39.2. Similarly, each of the parties shall treat as confidential and proprietary information any arbitration award, and any written or oral basis therefor provided by the arbitrator, in any arbitration proceeding pursuant to Section 20.7. Provided, however, that either party may disclose any such items (i) in accordance with the third sentence of subsection (a)

above and (ii) as necessary to obtain the issuance of a judgment in accordance with the arbitration award.

Article 40. TENANT’S AUTHORITY

Each individual executing this Lease on behalf of Tenant represents that the execution and delivery of this Lease on behalf of Tenant is duly authorized, in accordance with (if Tenant is a corporation) a duly adopted resolution of its Board of Directors or its By-laws, and that this Lease is binding upon Tenant in accordance with its terms. Tenant shall, if Tenant is a corporation, at execution of this Lease deliver to Landlord a certified copy of a resolution of its Board of Directors or Executive Committee authorizing or ratifying such execution.

Article 41. NO OFFER

Neither the submission of this Lease to Tenant, nor execution and return to Landlord, shall create any interest of Tenant in the Premises or bind Landlord until Landlord executes and delivers this Lease to Tenant.

Article 42. FORCE MAJEURE

If either Landlord or Tenant is delayed in performing any obligation pursuant to this Lease by any cause beyond the reasonable control of the party required to perform, the time for performing such obligation shall be extended by a period of time equal to the period of the delay. For the purpose of this Section:

(a) A cause shall be beyond the reasonable control of a party when such cause would affect any person similarly situated (such as a power outage, labor strike, ~~or~~ truckers’ strike or governmental rules and orders) but shall not be beyond the reasonable control of such party when peculiar to such party (such as financial inability or failure to order long lead time materials sufficiently in advance).

(b) This Article shall not apply to any obligation to pay money or delay any Lease Commencement Date or Rent Commencement Date.

(c) In the event of any occurrence which a party believes constitutes a cause described in (a) above and which will delay any performance by such party, such party shall promptly in writing notify the other party of the occurrence and nature of such cause, the anticipated period of delay, to the extent known, and the steps ~~being~~ that may be taken by such party to mitigate the effects of such delay.

Article 43. COMMON FACILITIES

See Section 43.13

43.1. Landlord has, at Landlord’s cost, constructed the Common Facilities (as defined in Exhibit B) of the Center. The precise scope of the Common Facilities shall be as determined, from time to time, by Landlord. Notwithstanding the foregoing, however, Landlord has constructed such portions of the Common Facilities as are reasonably required (a) to provide ingress and egress to the Premises and the parking associated therewith from one or more public streets adjacent to the Center and (b) to provide to the Premises its Allocated Parking Spaces located within the Common Facilities. Except as otherwise specifically provided herein, Landlord shall cause all “Common Facilities” to be operated, maintained, repaired, lighted, cleaned and equipped during the term of this Lease in such manner and at such times as Landlord determines to be appropriate. The ingress and egress provided for in clause (a) shall be on a twenty-four (24) hour per day, seven (7) day per week basis subject to reasonable interruptions and/or restrictions for maintenance and repairs.

43.2. Landlord may make changes from time to time in the size, shape, location, and extent of the Common Facilities, which in Landlord’s sole discretion are desirable (including, but not limited to, the addition, elimination, location, or relocation of surface, underground, or multiple-deck parking areas, driveways, entrances, exits, landscaped, or prohibited areas, and the determination of direction and flow of traffic). No such change shall entitle Tenant to any abatement of rent; provided, however, that Landlord shall make no changes in a manner that will unreasonably interfere with Tenant’s use of or ingress to or egress from the Premises as permitted hereunder. Except as expressly provided in this Section, Landlord shall not be obligated to design, construct, install, or pay for any other improvements or assessments of any type or extent whatsoever. Landlord may, at any time, also add additional buildings to the Center or convert Common Facilities to Rentable Area.

43.3. Use by Tenant of the Premises shall include the use of the Common Facilities in common with Landlord and with all others for whose use the same have been or hereafter may be provided by Landlord. Landlord may temporarily close any Common Facility for repairs or alterations, to prevent a public dedication thereof or the accrual of prescriptive rights therein, or for any other reason deemed sufficient by Landlord. Landlord shall have exclusive control of all Common Facilities and may at any time restrain any use thereof except as authorized by rules and regulations for the use of such areas established or amended by Landlord from time to time. Tenant shall keep all Common Facilities free and clear of any obstructions created or permitted by or resulting from Tenant’s operations. Nothing herein shall affect the right of Landlord to remove any unauthorized person from the Common Facilities nor to prohibit the use of any Common Facilities by unauthorized persons.

43.4. Tenant understands that Landlord, in its sole discretion, may:

(a) Sell or otherwise transfer its interest in the Center, or any portion thereof, including without limitation, the Premises and the Common Facilities, to any entity which will assume Landlord’s obligations regarding the same under this Lease;

(b) [Intentionally Deleted]

(c) Designate property to be included in or eliminate property from the Common Facilities of the Center; and

(d) Use the common areas or Common Facilities of the Center while engaged in making alterations in or additions or repairs to the Center or the buildings therein.

43.5. Tenant acknowledges that the Center is subject to the provisions of a certain Declaration as to Easements, Restrictions and Common Facility Provisions for Harbor

Gateway Center dated July 31, 1981, executed by C. J. Segerstrom & Sons, a partnership, and recorded in the Office of the County Recorder of Orange County, California (the “Declaration”). This Lease and the rights and obligations of the parties with respect to the Common Facilities are subject to the provisions of the Declaration.

Article 44. PARKING FACILITIES

See Section 48.14

44.1. Landlord has constructed for the use by Tenant within the Common Facilities that number of Allocated Parking Spaces set forth in the applicable Basic Lease Provision. Such parking spaces may consist of surface parking area(s), spaces in a parking structure or other parking areas or any combination thereof. In no event shall Tenant, its agents, employees, customers and invitees utilize in the aggregate at any time a number of parking spaces in the Common Facilities in excess of that number of Allocated Parking Spaces set forth in the applicable Basic Lease Provision. In addition to any other remedies granted to Landlord in this Lease or by law, upon default by Tenant under the terms of this Section 44.1, Landlord shall have the right to tow away any vehicles belonging to Tenant or Tenant’s agents, employees, customers or invitees as necessary to reduce the number of parking spaces used by Tenant and such persons to that number of Allocated Parking Spaces set forth in the applicable Basic Lease Provision. Notwithstanding the foregoing, (a) if any vehicle is parked in a fire lane, a red curb area or other area clearly marked as a “No Parking” area, Landlord may, without requirement of notice, cause such vehicle to be towed away and (b) before towing away any other vehicle improperly parked (i.e., parked in an exclusive space or using a space(s) in excess of the Allocated Parking Spaces), Landlord shall give Tenant one (1) business day prior written notice (which may be by email transmission to Tenant’s President). Upon request from Landlord, Tenant shall furnish Landlord on a confidential basis with a list of its employees’ vehicle license numbers and shall thereafter notify Landlord of any change in such list within five (5) days after such change occurs.

44.2. As used in this Article, the term “Parking Area” shall include all parking spaces in the Common Facilities. The Parking Area shall be used by Tenant in common with other persons to whom Landlord may grant a right of use and Tenant shall not have any reserved spaces in the Parking Area.

44.3. All costs of cleaning, maintaining, operating, repairing, holding and making available the Parking Area shall be included within Common Facilities Expenses, as defined in Exhibit B, and a portion thereof shall be included in Tenant’s Share as provided in Exhibit B.

44.4. Landlord shall keep the Parking Area in a clean and orderly condition, properly lighted and landscaped, and shall repair any damage thereto. Nothing herein shall create liability upon Landlord for damage to motor vehicles of Tenant, its agents, employees, customers or invitees, or for loss of property from within such motor vehicles, unless caused by the negligence of Landlord, its agents or employees. Landlord may also establish, and from time to time change, alter and amend, and enforce against all users of the Parking Area such reasonable rules and regulations (excluding the exclusion of employee parking therefrom) as are deemed necessary for the efficient operation and maintenance of the Parking Area.

44.5. Landlord shall at all times have exclusive control of the Parking Area, and may at any time exclude and restrain any person from use thereof, excepting, however, bona fide customers, patrons and service-suppliers of Tenant who use said area in accordance with any rules and regulations established by Landlord from time to time with respect thereto. The rights of Tenant referred to in this Article are subject to the rights of Landlord and the other tenants of the Center to use the same in common with Tenant, and it shall be the duty of Tenant to permit the use of any of said area only for normal parking and ingress and egress by its agents, employees, customers, patrons, service‑suppliers or other invitees.

44.6. Landlord shall have the right to designate portions of the Parking Area for “Visitor Only” parking or “Reserved” for a particular person or entity, and Tenant and its employees shall not park in any area so designated. Landlord may from time to time in its sole discretion change such designated areas upon reasonable advance written notice to Tenant. Tenant assumes responsibility for compliance by its agents and employees with the parking provisions contained herein. If Tenant’s agents or employees park in such designated parking areas, then Landlord may tow away any vehicles belonging to Tenant or Tenant’s employees parked in violation of these provisions, and/or attach violation stickers or notices to such vehicles. [If Landlord is required by any governmental authority having jurisdiction, to limit or control parking in the Center, whether by validation of parking stickers, parking meters or any other method of assessment, or to undertake any required program for bus, rapid transit, free or reduced cost transportation, Tenant agrees to participate in such required validation, assessment or transportation program under such reasonable rules and regulations as are from time to time established by Landlord, all upon reasonable advance written notice to Tenant.] For purposes of the immediately preceding sentence, the term “required” shall mean either that (a) a specific program or action is specifically mandated by any governmental authority with jurisdiction or (b) such action or program as instituted by Landlord to achieve a specific goal mandated by such governmental authority where method of implementation is not specified. Any net income derived from paid parking shall first be applied by Landlord to reduce the costs and expenses associated with the Common Facilities. Any such net income in excess of costs and expenses associated with the Common Facilities shall be the property of Landlord. Notwithstanding anything herein to the contrary, Landlord shall not designate parking spaces (for Visitor Only, Reserved or otherwise) in such manner as to deprive Tenant of the amount of parking to which Tenant is entitled hereunder.

44.7. Landlord may authorize persons other than tenants of the Center, their agents, employees, customers and invitees to utilize the Parking Area; provided, however, that in no event shall the number of spaces available for Tenant be less than that number of Allocated Parking Spaces set forth in the Basic Lease Provisions. The terms of such usage shall be as determined by Landlord in its sole discretion and may include the right to use the Parking Area without charge.

44.8. In no event shall Tenant, its employees or agents use an electric cart or any other vehicle in the Center, other than automobiles, without the prior written consent of Landlord thereto, which consent may be withheld by Landlord in its sole discretion.

44.9. Landlord is considering the installation of electric vehicle charging stations (the “Stations”) at the Center. If Landlord installs such Stations, they will be available for use by tenants and their customers only, with a charge or fee as elected by Landlord, and such usage will be subject to reasonable time restrictions and will be on a first come, first served basis. Further details as to such usage are set forth in Rule 15 of the Rules and Regulations. If Tenant wishes to install a station dedicated to its employees/customers, Tenant should obtain the rules and regulations applicable thereto from the management office for the Center. All costs associated with such dedicated station will be borne by Tenant, including a reasonable but significant monthly fee for converting a portion of the common areas to an area for the exclusive use of Tenant.

Article 45. TRAFFIC AND ENERGY MANAGEMENT

45.1. Landlord and Tenant agree to cooperate and use commercially reasonable efforts to participate in governmentally mandated traffic management programs generally applicable to businesses located in Costa Mesa, California or to the Center and, initially, shall encourage and support van and car pooling by employees and shall encourage and support staggered and flexible working hours for employees. Neither this subsection nor any other provision of this Lease, however, is intended to or shall create any rights or benefits in any other person, firm, company, governmental entity or the public.

45.2. Landlord and Tenant agree to cooperate and use commercially reasonable efforts to comply with any and all guidelines or controls imposed upon either Landlord or Tenant by federal or state governmental organizations or by any energy conservation association to which Landlord is a party concerning energy management.

45.3. All costs, fees, assessments and other charges paid by Landlord to any government authority in connection with any program of the types described in this Article, all costs and fees paid by Landlord to any governmental authority or third party pursuant to or to effect such program and all costs associated with administration and management of such program or compliance therewith, shall be included in Center Operating Expenses for the purposes of Article 4, whether or not specifically listed in Exhibit B.

Article 46. SIGNS

See Section 48.15

Tenant shall erect, install and maintain only such signs as comply with and are approved by Landlord pursuant to Landlord’s sign program, a copy of which is attached to this Lease as Exhibit E.

Article 47. MISCELLANEOUS

47.1. No payment by Tenant of a lesser amount than the aggregate amount due at the date of such payment shall be other than on account of the oldest outstanding amount due, nor shall any endorsement or statement on any check or any letter accompanying any payment be deemed an accord and satisfaction. Landlord may accept such payment without prejudice to Landlord’s right to recover the balance due from Tenant or to pursue any other remedy available to Landlord.

47.2. Each and every indemnification, defense and hold harmless provision contained in this Lease shall survive the expiration or earlier termination of this Lease to and until the last to occur of (a) the last date permitted by law for the bringing of any claim or action with respect to which indemnification may be claimed under such provision or (b) the date on which any claim or action for which indemnification may be claimed under such provision is fully and finally resolved and, if applicable, any compromise thereof or judgment or award thereon is paid in full by the indemnifying party, and the indemnified party is reimbursed by the indemnified party for any amounts paid by the Indemnified Party in compromise thereof or upon a judgment or award thereon and in defense of such action or claim, including reasonable attorneys’ fees incurred. All defense obligations set forth in this Lease shall include the obligation, upon demand, to defend each indemnified party against any Claims of the type specified in such defense obligation by legal counsel selected by the indemnifying party’s liability insurance carrier or otherwise reasonably satisfactory to the indemnified party. Payment shall not be a condition precedent to indemnification under any indemnification provision contained in this Lease.

47.3. This Lease may be executed in two or more counterparts, each of which shall constitute an original, but all of which shall constitute one and the same instrument. Delivery of an executed copy of this Lease by facsimile or email transmission shall be as effective and binding upon the delivering party as delivery in any other manner.

47.4. Within ten (10) days after the last execution of this Lease Tenant shall by written notice to Landlord designate one individual employee or agent who shall be authorized to act on behalf of Tenant with respect to all matters pertaining to this Lease, including all matters provided for in the Work Letter. Landlord may treat any approval or consent given by such person as the approval or consent of Tenant. Tenant may, by written notice to Landlord, change its designated representative with respect to matters arising after the date of Landlord’s receipt of such notice.

47.5. The Rentable Areas of the Premises and the Center are agreed to be those set forth in the applicable Basic Lease Provision.

47.6. All references to the terms “mortgage,” “trust deed” and “mortgagee” appearing in this Lease shall be deemed to mean “first mortgage,” first trust deed” and “first mortgagee,” wherever in this Lease or the Exhibits hereto such terms appear.

47.7. Neither Tenant nor any other person or entity having any interest in the possession, use, occupancy or utilization of the Premises shall enter into any sublease, license, concession or other agreement for the use, occupancy or utilization of space in the Premises by any person or entity (“Subtenant”) which provides for rental or any other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by Subtenant from the portion of the Premises leased, used, occupied or utilized (other than an amount based upon a fixed percentage or percentages of receipts or sales). Any lease, sublease, license, concession or other agreement in violation of the foregoing covenant shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises. Tenant further covenants to use reasonable efforts to prevent any Subtenant from entering into an agreement of the type described in this Section with respect to the Premises or any part thereof.

47.8. This lease and the Exhibits and the addenda hereto cover in full each and every agreement of every kind or nature between the parties hereto concerning the Premises, the Building and the Center, and all preliminary negotiations and agreements of whatsoever kind with respect to the Premises, the Building or the Center, except as contained herein, are superseded and of no further force or effect. No verbal agreement or implied covenant shall be held to vary the provisions of this Lease, any statute or law or custom to the contrary notwithstanding. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. No employee or agent of Landlord shall have authority, by letter, memorandum or other written communication, to amend, vary or delete any provision of this Lease unless such written instrument bears the signature of two Managers of Landlord.

47.9. This Lease shall be governed by, and construed in accordance with, the laws of the State of California. This Lease shall be construed against neither Landlord nor Tenant.

47.10. In no event shall the review, approval, inspection or examination by Landlord of any item to be reviewed, approved, inspected or examined by Landlord under the terms of this Lease be deemed to be an approval of, or representation or warranty as to, the adequacy, accuracy, sufficiency or soundness of any such item or the quality or suitability of such item for its intended use. Any such review, approval, inspection or examination by Landlord shall be for the sole purpose of protecting Landlord’s interest in the Premises, the Building and the Center under this Lease, and no third parties shall have any rights pursuant thereto. By its approval of any specifications, plans or drawings, Landlord assumes no liability or responsibility for any defect in any construction made pursuant thereto.

47.11. If at any time prior to the Commencement Date (a) Tenant shall make any general assignment for the benefit of creditors, (b) there shall be filed by or against Tenant a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy, (c) a trustee or receiver shall be appointed to take possession of substantially all Tenant’s assets or of Tenant’s interest in this Lease, (d) substantially all of Tenant’s assets or Tenant’s interest in this Lease shall be seized by attachment, execution or other judicial seizure, or (e) Tenant shall convene a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts, then this Lease shall automatically be canceled and terminated and neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or by an order of any court shall be entitled to possession of the Premises. In such event Landlord, in addition to the other rights and remedies given in Article 20 hereof, may retain as damages any rent, security deposit or other monies received by it from Tenant or others on behalf of Tenant.

47.12. In no event shall this Lease be assigned or assignable by operation of law, and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency or reorganization proceeding.

47.13. Tenant covenants that it is in compliance with the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (September 25, 2001) (the “Executive Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Executive Order and such other rules, regulations, legislation and orders are collectively referred to as the “Orders”). Neither Tenant nor any of its affiliates (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Orders and/or on any other list of terrorists or terrorist organizations maintained pursuant to the Orders (such lists are collectively referred to as the “Lists”), (ii) is a Person (as defined in the Orders) who has been determined by competent authority to be subject to the prohibitions contained in the Orders, or (iii) is owned or controlled by (including without limitation by virtue of such Person being a director of or owning voting shares or interests in), or acts for or on behalf of, any Person on the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

47.14. Each of Landlord and Tenant acknowledges that, in connection with this lease, it has received from each Agent/Associated Licensee listed in the applicable Basic Lease Provisions the disclosures required by Sections 2079.16 and 2079.17 of the California Civil Code (the “Code”). Specifically, each of Landlord and Tenant acknowledges, by its signature hereto, (a) receipt of California Civil Code Sections 2079.13 through 2079.24, (b) receipt of written notice of the agency capacity of each Agent/Associated Licensee and (c) that each Agent/Associated Licensee listed in the applicable Basic Lease Provisions is the agent solely of the Landlord and is NOT the agent of the Tenant. Landlord confirms receipt of such disclosures prior to the letter of intent on which this Lease is based and Tenant confirms receipt of such disclosures with the first draft of such letter of intent.

Article 48. ADDENDUM

The following provisions of this Article 48 shall be included in and form a part of this Lease and shall supersede and override any other provision in this Lease to the extent the same are inconsistent:

48.1. Early Entry. Notwithstanding the provisions of Section 2.1, Tenant shall be allowed early access into the Premises during Landlord’s completion of Landlord’s Work (as defined in Section 48.11 below) for the purpose of installing furniture, equipment (including its safes), telephone wiring, security systems, computer/data cabling and other equipment wiring or any other purpose permitted by Landlord, other than for the conduct of its business. Any early access shall be coordinated with the Landlord’s tenant coordinator and shall be performed so as to not materially impede, hinder, interfere or delay Landlord’s Work. Such early access shall not accelerate the Commencement Date and no Basic Annual Rent, Center Operating Expenses or other charges shall apply.

For the purposes of the foregoing:

(a) Articles 10 and 15 of the Lease form shall apply to any such early entry by Tenant. For this purpose, prior to any such early entry, Tenant shall furnish the certificate(s) of insurance required by Article 15.

(b) Upon the expiration or earlier termination of this Lease, Tenant shall remove all safes and its security system and shall concurrently repair all damage to the Premises caused by such items or the removal thereof.

48.2. Option to Extend. If: (1) Tenant is not in default pursuant to this Lease beyond any notice and cure period, either at the date of exercise or the date when the Additional Term (defined below) would otherwise commence, and (2) the originally-named Tenant and/or a Permitted Transferee is in occupancy of the entire Premises, then the originally-named Tenant and/or a Permitted Transferee (as defined in Section 48.8 below) shall have the option (the “Option”) to extend the Term of this Lease for the entire Premises for one (1) additional term of five (5) years (the “Additional Term”). In no event may the Option be exercised for less than the entire Premises. The Option and Additional Term shall be subject to and upon the following terms:

(a) Such Option must be exercised, if at all, by written notice of exercise by Tenant to Landlord given not more than fifteen (15) months and not less than nine (9) months prior to the expiration of the initial Lease term.

(b) If Tenant is not entitled to exercise the Option, or is entitled to exercise the Option but fails to timely and properly exercise, the Option shall lapse and thereafter not be exercisable by Tenant.

(c) If Tenant is entitled to exercise the Option, and timely and properly does so, then the Additional Term shall be upon all of the terms and provisions of this Lease, except that:

(i) There shall be no further options to extend the term of this Lease beyond the expiration of the Additional Term set forth in this Section.

(ii) The Additional Term shall commence immediately upon the expiration of the initial term.

(iii) All provisions of this Lease relating to any free rent periods with respect to Basic Annual Rent or any other rental concession at the commencement of the Term (including, without limitation, the Tenant Improvement Allowance) shall not apply during the Additional Term.

(iv) The provisions of Article 2, Sections 32, 38, 48.1, 48.2, 48.3 and 48.11 and all provisions as to the commencement of the Lease term shall not be applicable with respect to the Additional Term.

(v) Basic Annual Rent for the Additional Term shall be at the then fair market value, determined pursuant to the following provisions:

(A) Within fifteen (15) days after Landlord’s receipt of Tenant’s notice of exercise, Landlord will notify Tenant in writing of Landlord’s determination of the fair market Basic Annual Rent for the Additional Term, as of the commencement of the Additional Term, including any fair market periodic increases therein. Such fair market Basic Annual Rent shall be determined by reference to the comparable spaces identified in clause (C)(II) below. Within fifteen (15) days after Tenant’s receipt of Landlord’s notice as to Landlord’s determination of the fair market Basic Annual Rent for the Additional Term, Tenant shall approve or reasonably disapprove of Landlord’s determination by written notice to Landlord. Tenant’s failure to approve or reasonably disapprove of such determination in such manner and within such time shall be deemed approval thereof. If Tenant shall timely and properly accept or is deemed to have accepted such fair market Basic Annual Rent as determined by Landlord, including any periodic increases therein, then Landlord’s determination shall be the Basic Annual Rent for the Additional Term.

(B) In the event that Tenant disapproves of Landlord’s determination of the fair market Basic Annual Rent rate for the Additional Term within the time and in the manner set forth in clause (A) above, then Landlord and Tenant shall meet (the “Meeting”) and attempt to agree on the Basic Annual Rent rate for the Additional Term, including any fair market periodic increases therein. In the event that Landlord and Tenant so agree, such agreement shall be reduced to writing, shall be executed by Landlord and Tenant and shall be binding and conclusive upon them as to such determination. If Landlord and Tenant are unable to agree upon the Basic Annual Rent for the Additional Term, including any periodic increases therein, within fifteen (15) days after the date of Tenant’s notice of disapproval pursuant to clause (A) above, then Landlord and Tenant shall each, by written notice to each other given within thirty (30) days after Tenant’s notice of disapproval, select an independent appraiser to determine the fair market Basic Annual Rent for the Additional Term. In no event shall such fair market Basic Annual Rent determined by the appraisers be greater than the higher of the fair market rentals determined by the parties hereto pursuant to the Meeting or lesser than the lower of the fair market rentals determined by the parties hereto pursuant to the Meeting. Any discrepancies between the determinations of the two (2) appraisers shall be resolved by the two (2) appraisers and their resolution shall be binding on the parties hereto. If no such resolution is reached, then the two (2) appraisers shall, unless the determination is made pursuant to the first sentence of clause (C)(IV) below, select a third independent appraiser to determine the fair market Basic Annual Rent for the Additional Term. In such event, the determination of the third appraiser shall be conclusive, however, in no event shall such determination be greater than the higher of the fair market rentals determined by the parties hereto pursuant to the Meeting or lesser than the lower of the fair market rentals determined by the parties hereto pursuant to the Meeting.

(C) For purposes of this clause (v), the following shall pertain:

(I) If either party shall fail to designate its appraiser by written notice to the other party within the thirty (30) day period specified herein, then the appraiser timely selected by the other party shall be the sole appraiser and shall alone determine the fair market Basic Annual Rent for the Additional Term.

(II) Each appraiser hereunder shall supply his or her determination within thirty (30) days after his or her appointment, and such determination may be in the form of a letter or memorandum rather than in the form of a formal report or appraisal. Each appraiser shall make his or her determination based upon the rents for recent (i.e., within the last year) leases of comparable size in the Center and in other master-planned projects in the South Coast Metro and Irvine Business Complex of comparable size, quality, location, interior improvements, parking ratios, tenant improvement allowances, rent abatements, amenities and management service level and with comparable parking in the Harbor Gateway Business Center, Irvine Business Complex and South Coast Metro areas for renewal transactions only.

(III) The third appraiser hereunder shall be appointed if the first two (2) appraisers cannot agree as to the fair market Basic Annual Rent for the Additional Term within forty-five (45) days after appointment of the second appraiser and the first sentence of clause (IV) does not apply.

(IV) If the higher of the two fair market Basic Annual Rent rates determined by the two (2) appraisers is not greater than one hundred ten percent (110%) of the lower of the two fair market Basic Annual Rent rates determined by the two (2) appraisers, then fair market Basic Annual Rent for the Additional Term shall be the average of the amounts determined by the two (2) appraisers. If the immediately preceding sentence is not applicable and if the two (2) appraisers are unable to agree upon a third appraiser within fifteen (15) days after the expiration of the period specified in clause (III) above, or if neither party timely designates its initial appraiser, the third or sole appraiser shall be appointed by the Presiding Judge of the Orange County Superior Court or his or her designee upon application of either party. If neither party timely designates its appraiser, the fair market Basic Annual Rent for the Additional Term shall be determined by the sole appraiser appointed as aforesaid.

(D) Notwithstanding anything herein to the contrary, in no event shall the initial Basic Annual Rent during the Additional Term be less than the rate of Basic Annual Rent payable by Tenant during the last year of the initial term. In addition, during the Additional Term, Tenant shall pay all Center Operating Expenses payable under this Lease.

(E) The term “independent” shall mean that such appraiser shall not have been an employee of either party for a two (2) year period preceding selection as an appraiser.

48.3. Basic Annual Rent Abatement. Notwithstanding the provisions of Article 3, Section 48.4, and provided Tenant is not in default of any provision of this Lease beyond any notice and cure period, Tenant shall not be required to pay Basic Annual Rent for the first (1st) full Lease month through the seventh (7th) full Lease month (inclusive) (the “Abatement Period”) of the initial Lease term (the “Initial Term”). During the Abatement Period, Tenant shall pay all Center Operating Expenses and all charges for utility service in the Premises.

48.4. Basic Annual Rent Increases. During the Initial Term, Basic Annual Rent for the Premises shall be as follows:

Months of Initial Term	Basic Annual Rent/PSF/Month	Basic Annual Rent/Month
1 - 36	$1.37	$32,596.41
37 - 72	$1.55	$36,879.15
73 - 79	$1.65	$39,258.45

48.5. Janitorial Service. With respect to the Premises, Tenant shall be solely responsible to contract for and pay for all interior janitorial services for the Premises. Such responsibilities shall commence as of the date that Tenant takes possession of the Premises. Tenant’s janitorial service is subject to the prior written approval of Landlord, not to be unreasonably withheld, delayed or conditioned.

48.6. Maintenance and Repair. Section 8.2 is modified to also provide that if any damage to the Building and the roof or foundations of the Building to the extent solely caused by Tenant or its employees, agents or contractors, such repairs shall be made by Landlord at Tenant’s sole cost and expense.

The following is added to the last paragraph of Section 8.2:

“Landlord shall be responsible for all costs associated with ADA compliance for the Premises and the adjacent Common Areas serving the Premises in their present condition. Provided, any remedial work required to bring the Premises and the adjacent Common Areas in compliance with ADA to the extent triggered by Tenant’s specific improvements made as part of Landlord’s Work (such as an installation of a new door or relocation of an existing door that requires an ADA compliant sidewalk to be installed), such work shall be performed by Landlord and the cost of same shall be paid for by the Tenant Improvement Allowance and/or Tenant’s Contribution. Any remedial work required for the Premises and the adjacent Common Areas to be ADA compliant that is triggered by alterations made following Tenant’s initial occupancy of the Premises shall be paid for by Tenant and performed in accordance with plans approved by Landlord. Further, to the extent such work is required to be performed outside the Premises, Landlord shall have the option to perform such work itself and the cost thereof shall be payable by Tenant to Landlord as additional rent within thirty (30) days after Tenant’s receipt of an invoice therefor.”

Section 8.3 is modified to provide that as of the Target Commencement Date Landlord has irrevocably elected to maintain, repair and replace the heating, ventilating and air conditioning system in or serving the Premises, the cost of which shall be included in the Center Operating Expenses.

The following is added to the end of Section 8.4:

“As required pursuant to Section 1938(e) of the California Civil Code, Landlord is required to include the following language in this Lease:

A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

48.7. Latent Defects. Notwithstanding the provisions of Article 11 of the Lease form, Landlord shall, at Landlord’s expense, promptly correct or eliminate any latent defect, as defined below, in the Premises as to which Tenant notifies Landlord in writing within six (6) months after the delivery of possession of the Premises to Tenant. For the purpose of this provision:

(a) A latent defect shall be a defect or defective condition not readily observable by a person conducting a careful inspection of the Premises but having no architectural or construction background.

(b) A latent defect shall not be a defect or condition caused by the actions or omission of Tenant or its agents, employees or contractors.

48.8. Assignment and Subletting. Section 14.4 is modified to provide that Landlord shall be entitled to receive fifty percent (50%) (rather than all) “consideration,” after deduction of Tenant’s costs of transfer, which shall include all brokerage commissions, legal fees, other related consultant costs and out-of-pocket economic concessions granted by Tenant, such as tenant improvement allowances and lease takeover costs. Costs of transfer shall not include Base Rent, Tenant’s Proportionate Share of Center Operating Expenses or any other costs of Tenant’s occupancy of the Premises.

Notwithstanding the provisions of Article 14 of the Lease form:

(a) Tenant may, without the consent of Landlord, assign this Lease or sublet all or a portion of the Premises to (i) any entity resulting from a merger, acquisition or consolidation with Tenant or to any entity which controls, is controlled by or is under common control with Tenant or (ii) an independent public company that is formed for the purpose of acquiring all of Tenant’s leasehold interest in the Premises, together with all or substantially all of the other property or assets of Tenant, and such entity has a financial condition equal to or greater than Tenant at the time of such transfer. For purposes of this Section 48.8:

(i) Any such transaction described in this subsection is referred to herein as a “Permitted Transaction.”

(ii) Any transferee to whom Tenant may assign or sublet all or a portion of the Premises pursuant to this Section shall be referred to as a “Permitted Transferee.”

(iii) Sections 14.1 through 14.5 shall not apply to a Permitted Transaction.

(iv) In connection with a Permitted Transaction, there shall be no use of the Premises materially inconsistent with the uses expressly permitted by the terms of this Lease.

(v) Within twenty (20) days after the effective date of a Permitted Transaction, Tenant shall notify Landlord of the occurrence and effective date thereof, the name and notice address of the assignee or subtenant and the facts which constitute such transfer as a Permitted Transaction.

(vi) Tenant shall not be relieved of its liability and obligations under this Lease in the event of any Permitted Transaction.

(vii) Any changes in Tenant’s signage as a result of a Permitted Transaction shall be the sole responsibility of Tenant, both as to performance and payment of the costs thereof, shall comply with Exhibit E and shall be subject to the prior written approval of Landlord, which approval will not be unreasonably withheld, conditioned or delayed.

(viii) The term “control” shall be deemed to mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation or other business entity, through the ownership of voting securities, by contract, or otherwise.

48.9. Surrender of Premises. Upon the expiration or earlier termination of the lease (“Lease Termination”), Tenant shall remove all trash, supplies and personal property (including, without limitation, furniture, trade fixtures, equipment, safes and security system) and shall leave the Premises in broom-clean, vacuumed condition. Tenant shall not be required to remove any of the initial Landlord’s Work. In the event Tenant installs any additional leasehold improvements after its initial occupancy of the Premises (the “Subsequent Improvements”), Landlord shall inform Tenant, at the time Tenant seeks Landlord’s approval of the Subsequent Improvements, if any of the Subsequent Improvements will be required to be removed upon Lease Termination.

48.10. Holding Over. Article 25 of the Lease form is modified by deleting the fourth (4th) sentence thereof and inserting the following therefor:

“If Tenant holds over after expiration of the term, Landlord may, at its option, exercised by written notice to Tenant, treat Tenant as a tenant from month-to-month commencing on the first day following the expiration of this Lease and subject to the terms and conditions herein contained except that the basic monthly rental, which shall be payable in advance, shall be (a) one hundred twenty-five percent (125%) of the monthly Basic Annual Rent and Operating Expenses in effect hereunder at the expiration date for the first ninety (90) days of such holdover and (b) one hundred fifty percent (150%) of the monthly Basic Annual Rent and Operating Expenses in effect hereunder at the expiration date for any period past the first ninety (90) days after the holdover begins.”

48.11. Landlord’s Work. Notwithstanding anything to the contrary in Section 32 (except as provided immediately below) or Exhibit D, the term “Landlord’s Work” shall mean the construction of the interior improvements to the Premises in accordance with plans to be mutually approved by Landlord and Tenant (“Approved Plans”) as further described below. Tenant acknowledges that Landlord’s Work specifically excludes Tenant’s trade fixtures and equipment, furniture systems and data/telecommunications cabling for Tenant’s use, which shall be performed by Tenant at Tenant’s sole cost and expense.

(a) The costs of Landlord’s Work to be performed by Landlord will be charged against the Tenant Improvement Allowance and Tenant’s Contribution (as further provided below).

(b) Tenant shall have the right to use an architect or space planner of its own choosing (the “Designer”), subject to Landlord’s reasonable approval of such architect or space planner. Promptly after the full execution of this Lease, Tenant shall cause to be prepared a space program, space plan and design development drawings (collectively, “Initial Plans”), each of which shall be submitted to Landlord for Landlord’s review and approval. In the event Tenant chooses its own architect or space planner to develop the Initial Plans, Landlord shall compensate Tenant’s architect or space planner up to Fifteen Cents ($0.15) per usable square foot of the Premises for preparation of the Initial Plans (“Plan Fees”). The Plan Fees shall be payable in addition to the Tenant Improvement Allowance defined below. In the event Tenant does not choose its own architect or space planner for the space plan, then all such space planning services shall be provided by Landlord’s space planner, J. Marzich Design, at no cost to Tenant or charge against the Tenant Improvement Allowance. A party shall be deemed to approve the Initial Plans unless it disapproves the same in writing to the preparer and the other party within ten (10) business days after receipt specifying with particularity the item(s) disapproved. Any timely disapproved Initial Plan shall be promptly revised and resubmitted for approval as provided herein. Upon mutual approval of Initial Plans satisfactory to both Landlord and Tenant, such approved plans shall be herein referred to as the “Approved Plans.”

(c) Promptly after the Approved Plans are finalized, Landlord shall cause a contractor selected by Landlord to prepare an estimate of the cost to complete Landlord’s Work. If desired by Tenant, Landlord and Tenant shall work together in good faith to “value engineer” the Approved Plans, provided that following such “value engineering” and the completion of any necessary and mutually approved modifications to the Approved Plans required thereby, Landlord shall cause the Designer to prepare construction drawings and specifications for Landlord’s Work. For project continuity purposes, following demolition of the Premises, the parties shall meet weekly to review project progress and any issues that may arise.

(d) Landlord shall submit the construction drawings and specifications to a competitive sealed bidding process involving not less than three (3) contractors, one of which may be selected by Tenant with Landlord’s reasonable approval. Landlord and Tenant shall confer and review the bid responses. After adjustments for any inconsistent assumptions to reflect an “apples to apples” comparison, Landlord and Tenant shall work cooperatively to select the best qualified bid. The bid so selected shall be referred to as the “Budget.” In the event of any changes to the construction drawings are requested by Tenant that cause a delay the construction of Landlord’s Work by one day or more, the Commencement Date shall be advanced (i.e., moved earlier in time) from the date of substantial completion of Landlord’s Work by the aggregate number of days of Tenant delay.

(e) Once the Budget is determined, if the Budget exceeds the Tenant Improvement Allowance, then within ten (10) days thereafter Tenant shall deposit with Landlord a sum equal to the difference between the Budget amount and the Tenant Improvement Allowance amount (“Tenant Contribution”). Landlord shall enter into a construction contract with the chosen contractor (the “Contractor”) for construction of Landlord’s Work in accordance with the Approved Plans and the Budget (“TI Contract”). Landlord shall cause such work to be diligently performed and to be completed by the Commencement Date or as soon thereafter, as practicable, time being of the essence. In the event that Tenant fails to timely deposit the Tenant Contribution, Landlord shall proceed with the Contractor and TI Contract, but:

(i) The Lease Commencement Date shall be advanced (i.e., moved earlier in time) from the date of substantial completion of Landlord’s Work by the number of days between the expiration of the foregoing ten (10) day period and the date of such deposit.

Clauses (i) and (ii) shall not be Landlord’s sole remedies for failure of Tenant to deposit the Tenant Contribution.

(f) The phrase “costs of Landlord’s Work” shall mean out-of-pocket costs incurred by Landlord with respect to Landlord’s Work, including, without limitation, all of the following costs: (i) the costs of construction and installation of Landlord’s Work, including purchase of materials and equipment and contractors’ fees, overhead, profit and general conditions, (ii) all planning, design and engineering fees and costs, including the working drawings and specifications, and (iii) the costs of all required governmental approvals and permits with respect to Landlord’s Work. None of Landlord, Tenant or their respective consultants shall charge a construction administration fee with respect to Landlord’s Work. The fees of any third party construction management consultants engaged by either party shall be paid for by the contracting party.

(g) Subject to the receipt of the Tenant Contribution, Landlord shall initially pay all costs of Landlord’s Work; provided, however, in no event shall Landlord be obligated to make disbursements in a total amount which exceeds the lesser of (i) the entire costs of Landlord’s Work and (ii) Forty-Two Dollars ($42.00) per square foot of Rentable Area of the

Premises (the “Tenant Improvement Allowance”) which Tenant Improvement Allowance shall not exceed Nine Hundred Ninety-Nine Thousand Three Hundred Six Dollars ($999,306.00) plus the Tenant’s Contribution (collectively, “Landlord’s Work Disbursement Amount”). The Landlord’s Work Disbursement Amount shall be disbursed by Landlord directly to the contractor, subcontractor or vendor as designated in accordance with the construction contract (each of which disbursements shall be made pursuant to Landlord’s disbursement process). In the event that, after the Budget is determined, any revisions, changes or substitutions shall be made by Tenant or governmental authority to Landlord’s Work, any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs shall also be paid by Tenant (but only to the extent the Landlord’s Work Disbursement Amount is exhausted). Within thirty (30) days after completion of Landlord’s Work, Landlord shall provide to Tenant a summary, in reasonable detail, of the final total costs of Landlord’s Work, which shall not exceed the Budget, except as otherwise provided herein. Any additional amount owed by Tenant shall be paid, as additional rent, within twenty (20) days after Tenant’s receipt of Landlord’s summary. Any overpayment by Tenant of the Tenant Contribution shall be credited against the first rent payable by Tenant pursuant to this Lease.

(h) Landlord’s Work shall not include (i) telecommunications cabling for Tenant; provided, however, it is understood and agreed that Landlord will deliver the Premises with conduit and pull strings in place and ready for Tenant’s use for purposes of installing telephone and data cabling, (ii) Tenant’s furniture, fixtures and equipment and (iii) Tenant’s signage -- all such items shall be the sole responsibility of Tenant, both as to performance and payment of the costs thereof, provided the cost of Tenant’s signage my be paid by any unused Tenant Improvement Allowance.

(i) Landlord will, upon completion of Landlord’s Work, assign to Tenant all warranties and guaranties by the Contractor who constructs Landlord’s Work. Tenant agrees that Landlord shall have no liability or responsibility for the design, construction, quality, condition or durability of Landlord’s Work and Tenant agrees to hold harmless Landlord for any claims related thereto. Tenant hereby fully and forever waives and releases any and all claims against Landlord relating to, or arising out of, the design and construction of Landlord’s Work and Tenant agrees to look solely to the Designer and/or Contractor for any and all such claims. Such warranties and guaranties of the Contractor shall guarantee that Landlord’s Work shall be performed in a good and workman like manner and free from defects in workmanship and materials for a period of not less than one (1) year from the date of substantial completion of Landlord’s Work, and the Contractor shall be responsible for the replacement and repair, without additional charge, of Landlord’s Work that shall become defective within one (1) year after the substantial completion of Landlord’s Work. Such warranties and guaranties of the Contractor shall not extend to cosmetic items installed following completion of punch list items as set forth above or to portions of Landlord’s Work damaged by Tenant.

(j) If all of the Tenant Improvement Allowance is not fully expended for Landlord’s Work, Tenant shall have the right to apply unspent portion of the Tenant Improvement Allowance, up to a maximum of Seven Dollars ($7.00) per Rentable square foot, against the purchase and installation of Tenant’s furniture, fixtures and equipment and moving expenses (the “Approved Items”), provided Tenant gives written notice of such election and the amount to be applied (which in no event shall exceed any portion of the Tenant Improvement

Allowance remaining after completion of Landlord’s Work) within ninety (90) days after the Commencement Date. Failure to give written notice of such election within such ninety (90) day period shall be deemed to be an irrevocable waiver of the right to apply any portion of the Tenant Improvement Allowance against the Approved Items. If any portion of the Tenant Improvement Allowance remains unapplied ninety (90) days after the Commencement Date, such remainder shall be deemed irrevocably waived by, and thereby no longer available to Tenant.

48.12. Broker. Landlord and Tenant acknowledge that Tenant has been represented by Stream Realty Partners (“Broker”) in connection with this Lease. In connection with Broker:

(a) Landlord shall pay Broker a fee (the “Fee”) in connection with this Lease.

(b) The fee shall be paid as provided in a separate written agreement between Landlord and Broker executed concurrently with this Lease. In no event shall any payment be made on account of the Fee until such separate agreement is executed and delivered.

48.13. Security Services. The Center security is for the Common Facilities only. If Tenant desires any security services specifically for the Building or Premises, the same shall be provided by Tenant at Tenant’s sole cost and expense, subject to reasonable approval of the security service by Landlord.

48.14. Exclusive Parking. Landlord shall identify six (6) [NTD: Verify number of spaces] parking spaces near the entrance to the Premises exclusively for the use of Tenant and its clients. Such spaces (the “Exclusive Spaces”) shall be located approximately as depicted on Exhibit A-2 attached hereto. In connection with the Exclusive Spaces:

(a) Landlord shall identify Exclusive Spaces as Tenant’s exclusive use with signage, pavement marking or otherwise as determined by Landlord. The cost of such initial identification (and any periodic re-identification requested by Tenant) shall be additional rent payable within fifteen (15) days after Landlord’s delivery to Tenant of Landlord’s statement therefor, provided the cost of Tenant’s signage my be paid by any unused Tenant Improvement Allowance.

(b) Landlord shall have no obligation to police the usage of the Exclusive Spaces. Any such policing and enforcement shall be the sole responsibility of Tenant at its cost.

48.15. Signage. Tenant shall be entitled to building top signage in accordance with the sign criteria of Harbor Gateway (attached hereto as Exhibit E) and the City. All costs associated with the installation (provided the cost of installation of Tenant’s signage my be paid by any unused Tenant Improvement Allowance), maintenance and removal of said signage, including repairing any damage caused by such removal, shall be borne by Tenant. For this purpose:

(a) Such signage (“Tenant’s Signage”) shall be subject to the prior written approval of Landlord as to size, color, material, location and method of attachment. Such approval shall not be unreasonably withheld, delayed or conditioned so long as Tenant’s Signage complies with Exhibit E and the requirements of the City.

(b) Tenant shall be solely responsible to maintain, repair and replace Tenant’s Signage as necessary to maintain Tenant’s Signage in a first-class condition.

(c) Within five (5) days after the expiration or earlier termination of this Lease, Tenant shall remove and dispose of Tenant’s Signage. Concurrently with such removal, Tenant shall repair all damage resulting from Tenant’s Signage or removal thereof.

48.16. Prohibited Use. Tenant agrees that it shall not use the Premises, the Building or any part of the Project for the use, growing, producing, processing, storing (short or long term), distributing, transporting or selling of cannabis, cannabis derivatives or any cannabis-containing substances (“Cannabis”) or any office uses related to the same, nor shall Tenant permit, allow or suffer, any of Tenant’s officers, employees, agents, servants, licensees, subtenants, concessionaires, contractors and invitees to bring any Cannabis onto the Premises, the Building or any part of the Project. Without limiting the foregoing, the prohibitions in this paragraph shall apply to all Cannabis, whether such Cannabis is legal for any purpose whatsoever under state or federal law or both. Notwithstanding anything to the contrary, any failure by Tenant to comply with each of the terms, covenants, conditions and provisions of this paragraph (which failure is not cured within five (5) business days after written notice from Landlord) shall automatically and without the requirement of any further notice, be a default of this Lease.

PAYMENT AND ADJUSTMENT OF OPERATING EXPENSES

1. “Center Operating Expenses” means, with respect to each lease year, the sum of (1) all Building Operating Expenses for such lease year and (2) all Common Facilities Expenses for such lease year. The definitions, method of proration and method of adjustment of these expenses are as set forth in this Exhibit B.

2. As used in this Exhibit B, the following terms have the following meanings:

(a) “Building Operating Expenses” means the aggregate expenses incurred by Landlord in the management, operation, maintenance and repair of all buildings within the Center, all determined in accordance with sound management principles and generally accepted accounting practice on an accrual basis and the cost, as reasonably amortized by Landlord, with interest at the rate per annum determined pursuant to Article 34 of the Lease on the unamortized amount, of (x) any capital improvements made after the Commencement Date which reduce other items of Building Operating Expenses, in an amount not to exceed the verified reduction for the relevant year and/or (y) any reasonably necessary capital repair and/or replacement. Provided, however, that Landlord shall be responsible for (A) any latent defects in the buildings and (B) replacement of all structural elements of the buildings. Costs incurred pursuant to the immediately preceding sentence shall not be included in Building Operating Expenses. Building Operating Expenses shall include, but shall not be limited to:

(i) Wages, salaries, related fringe benefits, all employer taxes and insurance of all on‑site employees engaged by Landlord in the operation and maintenance of the buildings;

(ii) All supplies, materials and utilities used by Landlord in operation and maintenance of the buildings;

(iii) Cost of replacement of equipment and all maintenance and service agreements on equipment located in or used to maintain the buildings;

(iv) Cost of property and liability insurance, including earthquake (which coverage is currently maintained by Landlord), flood, terrorism and rental insurance, if carried by Landlord, applicable to the buildings and Landlord’s personal property used in connection therewith, including the cost of funding all deductibles and insurance reserves;

(v) Cost of repairs and general maintenance of the buildings;

(vi) Cost of all accounting, legal and other professional fees incurred in connection with the operation of the buildings;

(vii) Real property taxes, as defined below, and all other taxes imposed on the ownership and operation of the buildings;

Exhibit B

(viii) Costs of trash removal, including costs of separating, special handling and disposition or recycling of food waste and other types of trash as necessary to comply with any current or future governmental requirements; and

(ix) An amount equal to fifteen percent (15%) of all such costs and expenses to cover Landlord’s overhead and administrative expenses with respect to the buildings.

For the purposes of the foregoing clauses (i) and (vi), the costs of personnel providing services to the Center and to other property(ies) shall be allocated among such properties as reasonably determined by Landlord. The following shall not be included in Building Operating Expenses of which Tenant pays a Proportionate Share:

(I) Repairs to the Building or Center to the extent covered by insurance proceeds or warranties, or paid by Tenant or other third parties;

(II) Costs (including, without limitation, fines, penalties, interest and costs of repairs, replacements, alterations and/or improvements) incurred in bringing the Building into compliance with applicable laws (including, without limitation, the Americans with Disabilities Act of 1990 (the “ADA”) and any environmental or other regulations) in effect as of the Commencement Date. Provided, however, that the foregoing limitation shall not extend to new judicial interpretations or new legislative applications of laws and regulations existing as of the Commencement Date;

(III) Any ground lease rental;

(IV) Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for prospective tenants;

(V) Marketing costs, leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with prospective tenants;

(VI) Costs incurred by Landlord due to the violation by Landlord of any of the terms and conditions of this Lease or due to the gross negligence or willful misconduct of Landlord, or its agents, employees and contractors or representatives;

(VII) Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Center (except as specifically permitted above);

(VIII) Bad debts or reserves therefor. The foregoing shall not preclude reserves by Landlord for Operating Expenses to be incurred in the current lease year or the next succeeding lease year;

Exhibit B-2

(IX) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord. The foregoing exclusion shall not extend to the costs of operation of a fitness center or similar facility constructed by Landlord at the Center and offered as an amenity for Center tenants;

(X) Advertising and promotional expenditures and costs of signs in or on the Building or Center identifying the owner of the Building or Center;

(XI) Costs arising from Landlord’s charitable or political contributions;

(XII) Costs for sculpture, paintings or other objects of art;

(XIII) Costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Center, including accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Center, costs of any disputes between Landlord and its employees (if any) not engaged in Center operation, disputes of Landlord with Center management;

(XIV) Any expenses incurred by Landlord for use of any portions of the Center to accommodate events, including, but not limited to shows, promotions, kiosks, displays, filming, photography, private events or parties, ceremonies and advertising beyond the normal expenses otherwise attributable to providing Center services;

(XV) Any entertainment, dining or travel expenses for any purpose;

(XVI) Any “finders’ fees,” brokerage commissions, job placement costs or job advertising costs;

(XVII) Any “above standard” cleaning, including, but not limited to construction cleanup or special cleanings associated with parties/events, including related trash collection, removal, hauling and dumping. The foregoing exclusion shall not extend to the costs of removal of trash from Landlord supplied trash dumpsters at the Center;

(XVIII) The cost of any training or incentive programs, other than for tenant life safety information services;

(XIX) The cost of any “tenant relations” parties, events or promotions not consented to by an authorized representative of Tenant in writing;

(XX) “In-house” legal fees;

(XXI) Legal, accounting or professional fees and costs incurred in connection with the audit of any Landlord financial materials and requests related to any assignment or sublease;

Exhibit B-3

(XXII) Costs associated with the operation of the corporation or other entity which constitutes the Landlord, as distinguished from costs of operation of the Building;

(XXIII) Costs incurred in connection with the financing or transfer of the Center (including, without limitation, the cost of any lender’s policy of title insurance) or any interest therein; and

(XXIV) Expenses which are separately metered or calculated for the Premises or other leased area of the Center, which are billed separately to Tenant or one (1) or more other tenant(s), as applicable.

Landlord will not collect or be entitled to collect more than one hundred percent (100%) of the Operating Expenses actually paid by Landlord in connection with the operation of the Center in any Lease year plus the fifteen percent (15%) overhead provided for herein.

For the purposes of this Exhibit B and this Lease, the building located at 1580 Sunflower Avenue, and the legal parcel on which it is located, are not included in the Center for the purpose of determining Center Operating Expenses. Rather, the expenses associated with such building and the common facilities on such parcel are separately accounted for and are charged to the occupant(s) of such building. Such occupants do not share in Center Operating Expenses, and Center Operating Expenses do not include any expenses associated with such building or the common facilities on such parcel (the “Excluded Parcel”).

(b) “Common Facilities” means all areas (and all improvements thereon) within the exterior boundaries of the Center (other than the Excluded Parcel) which (i) are not now or hereafter held for exclusive use by Tenant, or any other tenant of the Center and (ii) are made available for the common use of Landlord, Tenant and other occupants and their respective employees and invitees in or around the Center. Common Facilities shall include, without limiting the generality of the foregoing, all parking areas, entrances, exits, landscaped and planted areas, retaining walls, irrigation systems and controllers, drains, sewers, lighting fixtures, wiring, electrical panels and automatic control systems, driveways, delivery passages, loading docks, sidewalks, stairways, ramps, open and enclosed courts and malls, central identification signs and structures designed for the use of all owners, occupants, employees and invitees and shall include any “greenbelt” or set back areas maintained by Landlord on any parcel leased for the exclusive use of a tenant. Common Facilities shall not include lobbies or other common areas within any building which is leased to one or more tenants but shall include any legal parcel which constitutes a portion of the Center and on which no buildings have been or may be constructed for occupancy.

(c) “Common Facilities Expenses” means the aggregate expenses incurred by Landlord in the management, operation, maintenance and repair of the Common Facilities, all determined in accordance with sound management principles and generally accepted accounting practice on an accrual basis and the cost, as reasonably amortized by Landlord, with interest at the rate per annum determined pursuant to Article 34 of the Lease on the unamortized amount, of (x) any capital improvements to the Common Facilities made after the Commencement Date which demonstrably reduce other items of Common Facilities

Exhibit B-4

Expenses, but in an amount not to exceed such reduction for the relevant lease year and/or (y) any reasonably necessary capital repair and/or replacement of the Common Facilities. Common Facilities Expenses shall include, but not be limited to:

(i) Expenses of the types specified in subparagraph (a) above but applicable to the Common Facilities;

(ii) Real property taxes, as defined below and all other taxes with respect to the Common Facilities;

(iii) Repaving, resurfacing, painting and striping, sweeping, trash removal and security with respect to the Common Facilities;

(iv) Advertising and similar expenses for the general promotion of the Center (but not including any advertising expenses incurred to procure tenants for vacant space); and

(v) An amount equal to fifteen percent (15%) of all such costs and expenses to cover Landlord’s overhead and administrative expenses with respect to the Common Facilities.

(d) “Real property taxes” shall include (i) all taxes, assessments and governmental charges and surcharges (including, without limitation, assessments for public improvements or benefits whether or not commenced or completed during the term of this Lease, or for water, sewer, or storm drains, and other rents, rates, charges, excises, levies, license fees, service fees, use fees, permit fees and other authorization fees) and all other charges (in each case, whether general or special, ordinary or extraordinary, foreseen or unforeseen) of every kind and character (including all penalties and interest thereon), levied upon or with respect to the Premises, Building, or Common Facilities, as applicable, (ii) any tax or excise on or measured by rents, and (iii) any other tax, however described, levied against Landlord or Tenant on account of the rent reserved hereunder or on the business of renting the Premises. Without limiting the generality of the foregoing, real property taxes shall include any assessment by any governmental authority pursuant to any enabling statute (such as, for example an “SB 55 Assessment”) or payment to retire bonds or other indebtedness created by a special assessment district, an improvement district or other governmental authority (such as, for example, 1911 Act and 1915 Act Bonds). Notwithstanding anything to the contrary in the foregoing, “real property taxes” shall not include franchise, corporate, estate, inheritance, succession, capital levy, net income, profits, revenue or excise profits taxes imposed upon Landlord, or any documentary transfer tax, except that if real property taxes are withdrawn in whole or in part and any acknowledged substitute tax is made therefor, such tax shall for the purpose of this Lease be considered a real property tax, regardless of how denominated or the source from which collected. Real property taxes shall also not include any charge, penalty or assessment resulting from Landlord’s delinquent payment of real property taxes, or taxes payable directly by other tenants of the Center.

3. For the purposes of this Exhibit B, the following shall pertain:

Exhibit B-5

(a) Neither Building Operating Expenses nor Common Facilities Expenses shall include the initial cost of construction of the Common Facilities (or any improvements thereto).

(b) Neither Building Operating Expenses nor Common Facilities Expenses shall include expenses for which Landlord is indemnified (either by an insurer, condemnor, tenant or otherwise); expenses incurred in leasing or procuring tenants (including, without limitation, lease commissions, advertising expenses, and expenses of renovating space for tenants); rental under any ground or underlying lease or leases; wages, salaries or other compensation paid to any executive employees above the grade of property manager; or the cost of any work or service performed for or facilities furnished to a tenant at the tenant’s cost.

(c) If any real property tax or other item of expense shall relate partly to any building occupied by one or more tenants in the Center and partly to the Common Facilities, such item of expense shall be allocated entirely to the Common Facilities.

(d) Tenant’s Rentable Area shall be that set forth in the applicable Basic Lease Provision.

4. Method of Proration

“Tenant’s Proportionate Share” is the Rentable Area of the Premises divided by the Rentable Area of the Center, excluding the Rentable Area on the Excluded Parcel.

5. Method of Adjustment

For each lease year, including the lease year in which the Commencement Date occurs, Tenant shall pay Tenant’s Proportionate Share of Center Operating Expenses as follows:

(a) During the first lease year, Tenant shall pay, in equal monthly installments in advance, on account of Tenant’s Proportionate Share of Center Operating Expenses, that amount per square foot of Rentable Area set forth in the applicable Basic Lease Provision.

(b) Prior to the commencement of each lease year subsequent to the first lease year, Landlord shall provide to Tenant a written estimate of Center Operating Expenses for such lease year and Tenant’s Proportionate Share thereof. Tenant shall pay during such lease year, in equal monthly installments in advance along with its monthly installments of basic rent pursuant to Article 3, the amount set forth on such written estimate.

(c) Within one hundred twenty (120) days after the end of each lease year, including the first lease year, Landlord shall provide to Tenant a statement in reasonable detail showing actual Center Operating Expenses for such lease year and Tenant’s Proportionate Share thereof. If the amount shown on such statement exceeds the estimated amount previously paid by Tenant with respect to such lease year, then Tenant shall pay such excess to Landlord within thirty (30) days after receipt of such statement. If the amount shown on such statement is less than the estimated amount previously paid by Tenant with respect to such lease year, such overpayment shall be credited by Landlord against the next amounts due from Tenant pursuant to

Exhibit B-6

this Lease. Any overpayment by Tenant with respect to the last lease year of the term shall be offset against any other amounts due from Tenant pursuant to this Lease and the balance shall be refunded to Tenant without interest along with Landlord’s statement pursuant to this subparagraph (c).

(d) Any Center Operating Expenses for any partial lease year during the term shall be apportioned so that Tenant shall pay its Proportionate Share of only that portion of the Center Operating Expenses for such year as falls within the term. This provision shall survive the expiration or earlier termination of the term.

(e) If any special assessment is included as part of real property taxes including in Center Operating Expenses and such assessment may be paid in installments, such tax or assessment shall be included in costs payable by Tenant as if paid by Landlord over the maximum number of years over which Landlord could finance such installment payments in the then available bond market, irrespective of the actual number of installments (including one) in which such tax or assessment is actually paid by Landlord. The amount included in Center Operating Costs payable by Tenant for any lease year shall be the installment allocated to such lease year and the cost payable or which would be payable to finance such installment payments. Nothing in this subparagraph shall preclude Landlord from paying any such tax or assessment in a single lump sum so long as Tenant is afforded the benefit provided for in this subparagraph.

(f) All real property taxes for the first and last lease year of this Lease shall be prorated on the basis of the fiscal year of the appropriate governmental authority. Real property taxes which are levied on a fiscal year basis shall be deemed to apply one-twelfth to each calendar month in such fiscal year.

6. Cap on Increases in Controllable Operating Expenses. Notwithstanding anything to the contrary in this Exhibit B, Tenant shall in no event be obligated to pay for Controllable Operating Expenses for any calendar year of the Term to the extent Controllable Operating Expenses for such year exceed (on an annual basis) one hundred five percent (105%) of the Controllable Operating Expenses payable by Tenant for the immediately preceding calendar year (i.e., non-cumulative and non-compounding). For this purpose, “Controllable Operating Expenses” means all Operating Expenses other than Real Property Taxes, insurance premiums, utility costs, costs subject to governmental regulation, such as minimum wages, and all costs incurred to comply with new or revised federal or state laws, municipal or county ordinances or codes or regulations promulgated under any of the same. Controllable Operating Expenses shall be determined on an aggregate basis and not an individual basis.

Exhibit B-7

HARBOR GATEWAY CENTER

RULES AND REGULATIONS

The Premises are located within and constitute a part of an integrated, multi-use planned development developed by Landlord as a high quality business center. Consistent with such development, Landlord has adopted the following Rules and Regulations to preserve the high quality of the development and retains certain rights of approval, in its sole discretion, to preserve the aesthetic appearance, quality and value of the Center as a whole.

1. Each tenant shall take all actions necessary to preserve the external appearance of his premises in a neat, clean and orderly condition and to prevent his operations from interfering with the use by other Center occupants of their respective premises. By way of illustration but not limitation of the foregoing:

(a) Sidewalks, passages, paths, courts, and stairways exterior to any Premises shall not be obstructed or used other than for ingress and egress. All tenant vehicles and property shall be located within a building or within an approved exterior structure. No unauthorized tenant and no employees, agents or invitees of any tenant shall go upon the roof of any building without approval.

(b) No trash shall be allowed to accumulate outside of a building, except in approved receptacles or screened enclosures.

(c) No awnings or other projections shall be attached to the outside walls of any building without approval and no curtains, blinds, shades or screens shall be attached to or hung in any window or door of any premises without approval. All electrical ceiling fixtures hung along any perimeter of any premises bordered by windows must be fluorescent and of an approved quality, type, design and bulb color.

(d) No sign, advertisement or notice shall be exhibited, painted or affixed on any part of, or so as to be seen from the outside of, any premises without approval.

(e) Premises features which reflect or admit light and air shall not be covered or obstructed in any way.

(f) No tenant shall mark, paint, drill into, or in any way deface any exterior part of any building. The foregoing shall not apply to any Tenant security system permitted by this Lease.

(g) No bicycles, motorbikes, mopeds, motor scooters, or motorcycles shall be stored outside of any building except in approved racks or other facilities.

(h) No tenant shall permit any unusual or objectionable odor to permeate from any building or permit any noises which disturb or interfere with occupants of neighboring buildings or those having business with them whether from machinery, musical instruments, radios, photographs or other sources. No tenant shall throw anything out of doors,

Exhibit C

windows or skylights. No tenant shall perform any work activity out of doors. No tenant shall cook or otherwise prepare food out of doors.

(i) All machinery which generates noise and/or vibrations shall be placed in approved settings to avoid damage to premises and creation of noise and vibrations in areas outside of premises.

(j) All electric carts and other vehicles used on the Premises or in the Common Areas which are not designed for ordinary use on public streets and highways must be approved by Landlord. Landlord may condition its approval as it deems appropriate, and may in any case require that such vehicles be white and that they be supplied by Taylor-Dunn Manufacturing Company. Such vehicles are subject to all rules pertaining to auto safety contained herein or in any deed restrictions or easement agreements applicable to the Premises or pursuant to governmental regulation. All approvals required shall be by Landlord, must be in advance in writing and shall include appearance, location, quality, style and such other factors as Landlord deems relevant. No requirement of Landlord shall be held to be unreasonable or unenforceable because materials, methods of application or other requirements selected by Landlord may be more expensive or more onerous than alternative materials or methods of application which may be available to achieve the same objectives. Upon any violation of the foregoing provisions, Landlord may, if Tenant shall fail to do so within three (3) days after written notice from Landlord, remove any offending item without any liability, and may charge the expense incurred in removal (including the repair of any damage to any Premises caused thereby) to the tenant violating this rule.

2. No flammable, combustible, explosive, caustic or poisonous fluids, chemicals or other substances shall be discarded in Center trash receptacles or enclosures or dumped into Center sewer or drain systems. All operations which emit gases, dust, smoke, particulates and other noxious substances shall be hooded, ventilated or otherwise conducted to prevent the escape of such substances from the building. Washing, draining, spraying and other operations involving use of any liquid shall be conducted to prevent runoff outside of any building and oozing or seepage into other portions of the Center.

3. Each tenant shall obtain at its own expense and keep in its premises in a reasonably accessible place at least one ABC-type fire extinguisher in working condition.

4. Landlord reserves the right to prohibit or impose conditions upon the installation in any premises of heavy objects which might overload the premises floors. The foregoing shall not apply to the safes to be installed by Tenant, which installation by Landlord hereby approves.

5. Except as provided in this paragraph, canvassing, soliciting, peddling or selling products or services to tenants, their employees or visitors are expressly prohibited and each tenant shall cooperate with Landlord to prevent such practices. Tenants shall purchase spring water, ice, soft drinks, catering services, foodstuffs, janitorial services or maintenance services and other like products or services only from company(ies) or person(s) that comply with rules and regulations imposed by Landlord, including insurance requirements, reasonable fees, solicitation prohibitions, time, location and frequency limitations and equipment

Exhibit C-2

restrictions. Within ten (10) days after written request by Landlord, each tenant shall notify Landlord in writing of the names of those vendors providing goods and services to such tenant at its premises. Landlord shall not have a right of approval of such vendors but may exclude a particular company or person entirely and may exclude any person who appears to be intoxicated or under the influence of drugs or liquor or who violates these Rules.

6. Landlord may prohibit advertising by any tenant which, in Landlord’s opinion, impairs the reputation of the Center, and upon written notice from Landlord any tenant shall discontinue such advertising.

7. Employees of Landlord shall not perform any work outside of their regular duties except under special instructions from Landlord. Landlord will under no circumstances open any building for any tenant or its employees.

8. Water and wash closets, plumbing fixtures, mirrors and partitions shall not be used for any purpose other than those for which constructed. No sweepings, rubbish, rags or other substances shall be thrown therein. All expenses of repair or replacement resulting from misuse shall be borne by the tenant who causes the same.

9. No boring, cutting, stringing of wires, laying of linoleum or other similar floor coverings, or hanging of any objects or items from the ceiling or roof shall be permitted, except with the prior written consent of Landlord, and then only as Landlord may direct. The location of exterior telephone boxes, call boxes and other equipment affixed to any premises shall be subject to Landlord’s approval. Landlord will direct electricians as to where and how telephone or telegraph wires are to be introduced into any premises.

10. No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the prior written consent of Landlord and all installations shall be as directed by Landlord.

11. [Intentionally Deleted]

12. A copy of these Rules and Regulations shall be attached to and form a part of each tenant lease in the Center. Landlord is not responsible to any person for non-observance or violation of these Rules by any tenant or other person. Each tenant is responsible for any loss or damage occasioned by any violation of these Rules by such tenant or by any employee, agent, visitor or invitee of such tenant.

13. Smoking or carrying lighted cigars, cigarettes or pipes in any enclosed Common Facilities or any tenant premises is unlawful and strictly forbidden.

14. No waiver of any Rule by Landlord shall be effective unless in a writing signed by Landlord. Landlord may amend these Rules from time to time when desirable in Landlord’s judgment to preserve good order in the Center, for the convenience of tenants of or visitors to the Center or to comply with any law or regulation now or hereafter in effect. Any amendment to these Rules shall be effective and binding upon each tenant upon delivery to such tenant of a copy thereof.

Exhibit C-3

15. The Stations are controlled by the Management Office of the Center (the “Office”). The Office enforces a two hour usage limit per vehicle per day. Usage of the Stations is limited to tenants of the Center and their employees and customers on a first come, first served basis. Usage is not available to vendors of any tenant and in no event shall any tenant realize any compensation from use of the Station by its employees, customers or others. Usage of the Stations requires a charge point card and the Office currently furnishes such cards to tenants with a fee for usage as established, from time to time, by the Office.

Landlord paid for installation of the Stations and pays for costs of operation, including the cost of monitoring the Stations. The amount of the usage fee will be determined, from time to time, to cover costs of operation of the Stations (time spent by Landlord personnel, electricity, cleaning, maintenance and repair) and to recoup the installation cost of the Stations (design and engineering, permitting, purchase, installation and attendant demolition and construction). In the event that any tenant violates any restrictions as to usage of the Stations (e.g., more than two hours per vehicle, permitting vendor usage or damaging a Station), Landlord may assess additional charges for excess usage and/or removal of the tenant’s/customer’s vehicle, may require a deposit for future assessments or may deny a tenant (and its employees and customers) the privilege of using the Stations. All fees and charges assessed shall be additional rent pursuant to this lease. Each user shall exercise reasonable care to avoid damage to the Stations.

Exhibit C-4

WORK LETTER

In connection with the Lease to which this work letter is attached, Landlord and Tenant agree as follows:

(C)

1. The purpose of this work letter is to set forth the agreements of Landlord and Tenant covering construction of certain interior improvements to the Premises.

2. Landlord and Tenant acknowledge that Landlord has previously completed interior improvements to the Premises. Landlord shall have no responsibility, either as to performance or payment of costs, for any additional improvements to the Premises, except as set forth on a schedule attached hereto or in an Addendum to the Lease. Except as set forth herein, Tenant takes the Premises “AS IS” and any additional improvements to the Premises shall be the responsibility of Tenant and shall be subject to approval and performance in accordance with the provisions of the Lease and this work letter. In addition, Tenant shall:

(a) Acquire Tenant’s sign from Landlord’s designated sign contractor at Tenant’s cost as described more fully in Exhibit E to this Lease.

(b) Arrange for all utilities services with the companies supplying the same, including making all service deposits, arranging for all utilities to be turned on and arranging for installation of all telephones and telephone equipment in the Premises necessary to the conduct of Tenant’s business.

(c) Provide such interior window coverings as may be required by Tenant, which window coverings shall be window blinds meeting Landlord’s building standard specifications. Notwithstanding the foregoing, these may be included in Landlord’s Work and the cost paid as provided in Section 48.11; and

(d) Obtain, deliver and install all necessary and desired furniture, business equipment and machinery, artwork and other similar items.

3. If any alterations, additions or improvements are installed by Tenant, after the Commencement Date, such work shall be completed by Tenant in compliance with the following:

(a) All such work shall be completed at Tenant’s sole cost and expense.

(b) No such work shall proceed without Landlord’s prior written approval of (i) a certificate of insurance evidencing the insurance required to be carried by Tenant under Section 15.1 of the Lease, endorsed to show the additional insureds required by such Section, (ii) detailed plans and specifications for such work completed by a licensed, experienced architect approved by Landlord, and (iii) the licensed, bonded contractor to perform such work.

Exhibit D

(c) If requested by Landlord, no such work with a cost of $200,000 or more shall proceed until Tenant shall have furnished for Landlord, at Tenant’s sole cost, either (i) documentary evidence that all funds necessary to complete Tenant’s Work are in an escrow account satisfactory to Landlord for disbursement only for Tenant’s Work or (ii) a lien bond and a completion bond, both satisfactory to Landlord, each in an amount equal to the amount of the construction contract, to ensure the prompt and faithful performance of Tenant’s Work and payment therefor. If Tenant uses a funding escrow, Landlord shall be a party to the escrow instructions or otherwise authorized to direct payment to the contractor(s) performing Tenant’s Work. If Tenant utilizes payment and performance bonds, Landlord shall be an additional obligee thereunder or otherwise authorized to enforce the bonds directly against the surety thereon. In no event shall Landlord have any obligation (a) to fund such payment escrow or (b) under any such bonds

(d) All such work shall be done in conformity with a valid building permit when required, a copy of which shall be furnished to Landlord before the work is commenced, and any work not acceptable to any governmental agency or department with jurisdiction, or not reasonably satisfactory to Landlord, shall be promptly replaced at Tenant’s expense. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility therefor.

(e) Tenant shall reimburse Landlord for any out-of-pocket expenses incurred by Landlord to the extent caused by faulty work done by and not corrected by Tenant or by reason of inadequate cleanup.

(f) Tenant, at Tenant’s cost, shall prepare or cause to be prepared and shall deliver to Landlord within thirty (30) days after completion of such work a detailed set of “as‑built” plans and specifications reflecting the alterations, additions or improvements to the Premises installed by Tenant.

4. There shall be no delay or extension of the Commencement Date and Expiration Date of the Lease to the extent caused by delay in performance or completion by Tenant of (i) any additional works of improvement in or to the Premises or (ii) any of the specific matters which are the responsibility of Tenant pursuant to paragraph 2 of this work letter.

5. All costs payable by Tenant pursuant to paragraph 3(e) above shall be additional rent payable by Tenant pursuant to this Lease. All such additional rent shall be paid within five (5) business days after Tenant’s receipt of Landlord’s invoice for such additional rent.

6. Except as expressly contained herein, Landlord’s prior written approval is required for all improvements to the Premises and all changes, additions and deletions thereto, whether designed by Landlord or Tenant.

7. Any alterations, additions or improvements installed by Tenant, whether as a part of the initial construction or later during the term of this Lease (collectively, “Tenant’s Work”) shall, as appropriate, be designed by “Tenant’s Architect” and performed by “Tenant’s General Contractor,” each as defined below:

Exhibit D-2

(a) “Tenant’s Architect” shall be an architect retained and paid by Tenant and either (i) appearing on Landlord’s current approved list or (ii) approved in writing by Landlord prior to any submissions by Tenant pursuant to this Work Letter. Such approval shall not be unreasonably withheld, conditioned or delayed so long as the proposed Tenant’s Architect has (A) all required state and local licenses, (B) reasonable experience with projects of the quality and scope of Tenant’s Work and (C) a local employee or other representative who can sign plans for submission to the City and personally interface with Landlord and Tenant’s general contractor prior to and during Tenant’s Work.

(b) “Tenant’s General Contractor” shall be a general contractor retained and paid by Tenant and either (i) appearing on Landlord’s current approved list or (ii) approved in writing by Landlord prior to commencement of Tenant’s Work. Such approval shall not be unreasonably withheld, conditioned or delayed so long as each proposed general contractor (A) has all required state and local licenses, (B) has reasonable experience with projects of the quality and scope of Tenant’s Work and (C) is bondable.

Exhibit D-3

TENANT SIGN PROGRAM - CRITERIA

RESEARCH AND DEVELOPMENT BUILDINGS

(i) Purpose

The purpose of these Criteria is to ensure continuity in Graphic Elements throughout Harbor Gateway Business Center.

It is the intent of these Criteria to provide individual tenants maximum signing exposure, without visual clutter and in a manner that will enhance the overall image of the Center. It is not the intent of these Criteria to limit individual identity or corporate expression.

(ii) General Conditions

1. Each tenant is responsible for providing his own sign at his own expense. Tenant to submit to Landlord, for approval, two drawings to scale showing graphic layout and copy.

2. Each tenant is also responsible for obtaining all required building permits and approvals from the City of Costa Mesa for any sign proposed. The Center sign program has been preapproved by the City and the sign contractor will assist in this matter. (Tenant any receive assistance for any matter relating to signing from the designated sign contractor.)

3. These criteria will be strictly enforced and any sign not conforming will be brought into conformance or removed at the expense of the tenant.

4. All signs and their installations must comply with all applicable local building codes.

5. No additional advertisement or temporary banners, flags, painted window glass, or similar devices are permitted in the Center unless provided herein.

6. No animated, flashing or audible signs will be allowed.

7. In the event that a tenant should terminate his occupancy he may remove the metal insert portion of his sign (that portion which contains his personal graphics); however, the wood portion of the sign is to remain in place and is considered a part of the building.

(iii) Designated Sign Contractor

In order to implement all signing (primary and secondary) throughout the Center, to minimize the cost to the tenant of completing the signing, and to ensure safe and quality workmanship and materials, Graphical Dimensions has been selected as the graphic design consultant and sign contractor for the Center. Such firm is located at:

Lease Spectrum Group International_v1 Exhibit E

Graphical Dimensions
1310 East Edinger Avenue, Suite B
Santa Ana, CA 92705

License No. 733059

Its telephone number is: (714) 259-0522 and its facsimile transmission number is (714) 259-7769. Email transmissions may be directed to Mark Smylie at mark@graphicaldimensions.com or Jim Duffield at jim@graphicaldimensions.com. All signs must be prepared and installed by that company unless otherwise authorized by Landlord. The sign company will be responsible to provide a written cost estimate for approval by each tenant. The Landlord will have no responsibility to obtain any cost estimate for a tenant and shall not be responsible for any estimate obtained by any tenant.

(iv) Approvals

Every tenant sign must be submitted to landlord for approval. The drawings to be submitted must clearly indicate sign size, letter size, color, construction material, location and sign message. Written approval must be obtained before fabrication and installation of any sign.

(v) Tenant Sign Specification, Page 3. *

(vi) Typical Sign Location, Page 4. *

(vii) Secondary (Window) Signage, Page 5. *

*All dimensions set forth are maximum sizes permitted.

Exhibit E-2

TENANT ESTOPPEL CERTIFICATE

***

Date: , 20___

THRIVENT FINANCIAL FOR LUTHERANS

625 Fourth Avenue South

Minneapolis, MN 55415

(“Lender”)

• Lease dated FORMTEXT _________________________between FORMTEXT ____________________________(“Landlord”)
and (“Tenant”)

• Premises: FORMTEXT _______________________________________________________________________

consisting of approximately FORMTEXT __________________ rentable square feet

• Commencement Date: FORMTEXT __________________ Expiration Date: FORMTEXT __________________________

• Renewal Options: FORMTEXT ______________________ options of FORMTEXT ______________________ years each

• Current Monthly Base Rent (excluding overage rent, and expense reimbursements): $ FORMTEXT ___________________

• Security Deposit: $ FORMTEXT _________________________

• Rental Payments Commenced: FORMTEXT ______________________________

• Monthly Base Rent Paid Through: FORMTEXT ___________________________

Ladies and Gentlemen:

The undersigned, Tenant under the above-described lease (“Lease”), hereby confirms and certifies to Lender, as of the date hereof, that all information contained in this certificate is true and correct.

1. The Lease is in full force and effect, has not been modified or amended, except for: _________________________.

2. To the best of Tenant’s actual knowledge, all duties of Landlord under the Lease have been fulfilled and all other obligations required to be performed or observed by Landlord have been duly and fully performed or observed by Landlord, including, without limitation, the satisfaction of Landlord's obligation to provide a tenant improvement allowance to Tenant, if any.

3. Tenant has accepted possession and is in full and complete occupancy of the Premises without any existing conditions or qualifications, except for __________________. The buildings, improvements, space, and any common areas (if applicable) to be furnished or

Exhibit F

provided by the terms of the Lease have been completed in all respects to the satisfaction of the Tenant, and the existing parking satisfies any applicable Lease requirements.

4. Tenant has neither assigned, transferred, nor encumbered the Lease, or any interest therein, nor sublet the Premises, or any portion thereof.

5. No rent has been prepaid for more than one (1) month and Tenant shall not prepay any such rent or other sum more than one (1) month in advance, except with Lender’s prior written consent.

6. Tenant has not been given any free rent, partial rent, rebates, rental abatements, or rent concessions of any kind, except as stated in the Lease.

7. Tenant has deposited the Security Deposit stated above with Landlord, and, to Tenant’s actual knowledge, none of the Security Deposit has been applied by Landlord to the payment of rents or any other amounts due under the Lease.

8. To Tenant’s actual knowledge, Landlord has not waived the performance or observance by Tenant of any of the terms, covenants, or conditions to be performed or observed by Tenant under the Lease, including, specifically, any use or radius restriction provisions, if any, as set forth in the Lease. Tenant has not violated any such use restriction provision.

9. To Tenant’s actual knowledge, Landlord is not in default under the Lease, nor has Landlord failed to duly and fully perform or observe any term, covenant, or condition by it to be performed or observed under the Lease which would, but for the existence of any applicable notice and/or grace period, constitute a default under the Lease, including, specifically, the exclusive use provision, if any, as set forth in the Lease.

10. Tenant has no defenses, set-offs, or counterclaims to the payment of rent and all other amounts due from Tenant to Landlord under the Lease, and Tenant has no claims or defenses to enforcement of the Lease.

11. Tenant has not been granted and has not exercised any options or rights of expansion, purchase, or first refusal concerning the Lease or the Premises, except __________________.

12. Tenant has not filed and is not the subject of any filing for bankruptcy or reorganization under federal bankruptcy laws.

13. The address for notices to Tenant under the Lease as follows:

FORMTEXT __________________________________________

FORMTEXT __________________________________________

FORMTEXT __________________________________________

14. The person signing this letter on behalf of Tenant is a duly authorized agent of the Tenant.

________________________________________

Exhibit F-2

(Tenant)

By: ___________________________________

Its: ____________________________________

Exhibit F-3

Lease Spectrum Group International_v1 iv